                                             Exhibit B-1(i)
                                             --------------

                                             AS EXECUTED

                 MASSACHUSETTS ELECTRIC COMPANY
                              and
           JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

          PURCHASE, LEASE AND REIMBURSEMENT AGREEMENT

     AGREEMENT made as of the 30th day of December, 1964, between MASSACHUSETTS ELECTRIC COMPANY (hereinafter called the "Company"), a Massachusetts corporation having its principal office and place of business at 441 Stuart Street, in the City of Boston, County of Suffolk, The Commonwealth of Massachusetts, and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY (hereinafter called "Hancock"), a Massachusetts corporation with its principal office and place of business at 200 Berkeley Street, in the City of Boston, County of Suffolk, The Commonwealth of Massachusetts:

1. OWNERSHIP OF LAND. The Company represents and warrants that it will at the time of the Land Closing provided for in Paragraph 7 (hereinafter called the "Land Closing"), be the sole owner of the land and interests in land in the Town of North Andover, County of Essex, The Commonwealth of Massachusetts, described in Schedule A to the form of Lease attached as Exhibit A hereto and referred to in Paragraph 5 (hereinafter sometimes called the "Lease"), such land and interests in land being hereinafter referred to as the "Land".

2. PURCHASE OF LAND BY HANCOCK. At the Land Closing the Company will sell and convey the Land to Hancock and, in reliance on the representations and warranties of the Company and subject to the terms, provisions and conditions of this Agreement, Hancock will purchase the same. The Purchase Price of the Land shall be determined as set forth in Paragraph 3, and shall be paid by check on Boston Clearing House funds, payable to the order of the Company, against delivery to Hancock of appropriate Instruments of Conveyance as specified in Paragraph 4 hereof.

3. PURCHASE PRICE OF THE LAND. The Purchase Price of the Land shall be an amount not in excess of $25,000, which shall cover the cost of the land and the expenses actually incurred (not otherwise subject to refund or reimbursement pursuant to this Agreement) by the Company or any of its affiliates (meaning as used in this Agreement, entities controlling, controlled by or under common control with the Company) up to the date of the certificate to be furnished pursuant to this Paragraph 3, including such allowances or charges for interest, taxes, legal expenses, title examination, superintendence, insurance, casualties and other items, incidental to the purchase of the Land, as would be properly chargeable in connection therewith in accordance with sound accounting principles to the fixed property accounts of the Company or any of its affiliates.

     The Company will afford, or cause to be afforded, representatives of Hancock: full access to all appropriate books and records of the Company and its affiliates to enable Hancock to verify the Purchase Price of the Land. Prior to the Land Closing, the Company will furnish to Hancock a certificate, dated as of a date within 10 days of the Closing, as to the aggregate amount of expenses referred to in this Paragraph 3 actually incurred by the Company and its affiliates to such date which will cover the cost of the Land and other expenses incidental to the purchase of the Land, satisfactory in form and substance to Hancock and signed by the President or a Vice President and Treasurer or an Assistant Treasurer of the Company under its corporate seal.

4. CONVEYANCE OF THE LAND TO HANCOCK. The conveyance of the Land to Hancock at the Land Closing shall be by a good and sufficient quitclaim deed (having affixed all requisite documentary or transfer stamps, duly cancelled, and duly certified copies of all votes or resolutions, if any, of stockholders and directors requisite to its validity and proper recordation), satisfactory in substance and form to Hancock and its special counsel. The deed shall convey to Hancock good and marketable title in fee simple to the Land (together with all improvements now or at any time prior to the Land Closing erected, constructed or located on the Land pursuant to the terms hereof), free and clear of all mortgages, liens, charges, encumbrances, easements, conditions and rights of re-entry or forfeiture with only the following exceptions (hereinafter called "Permitted Exceptions"): (a) the easements and rights specified in Schedule A to Exhibit A hereto,
(b) applicable zoning laws, if any, (c) real estate taxes assessed but not then ascertainable and payable, and (d) such other exceptions appropriate under the circumstances as Hancock in its discretion may consent to in writing. As part of the conveyance to Hancock of the Land, the Company shall assign, or cause to be assigned, to Hancock, by good and sufficient assignment, satisfactory in substance and form to Hancock and its special counsel, the right, title and interest of the Company and each of its affiliates in and to all leases (other than the Lease referred to in Paragraph 5 hereof), easements, rights-of-way and agreements, if any, included in the Land or pertaining thereto, or to utility facilities or services on or in connection with the Land, exclusive of rights, if any, to the repayment of deposits or other security or to credits against or rebates of service charges, and exclusive of those included in Permitted Exceptions and those incident to the utility business of the Company and/or solely incident to the ownership and use of other property. Drafts of such deed and assignments shall be submitted to Hancock and its special counsel at least 5 days prior to the Land Closing.

     There shall be no apportionment of rents (including water or sewer rents), taxes, insurance or other charges at the Land Closing; all such rents, taxes, insurance and other charges due with respect to the Land prior to or at the time of the Land Closing with respect thereto shall be paid, or caused to be paid, by the Company.

     If at the time of the Land Closing the Land shall be or have been affected by any assessment which is or may become payable in annual installments, of which the first installment is then a charge or lien or has been paid, then for the purposes of this Agreement all unpaid installments of any such assessment due and payable prior to or at such time shall be paid and discharged, or caused to be paid and discharged, by the Company prior to or at such time.

     After the Land Closing the Company will also execute and deliver to Hancock such other deeds, bills of sale, assignments and other instruments as Hancock from time to time may reasonably request for the purpose of confirming or further assuring the full conveyance of the Land and the improvements to be constructed thereon hereinafter referred to and the consummation of the transactions contemplated hereby.

     The deeds, bills of sale, assignments and other instruments provided for in this Paragraph 4 are herein referred to collectively as the "Instruments of Conveyance".

5. LEASE OF THE PROPERTY TO THE COMPANY. At the Land Closing, concurrently with the conveyance of the Land, Hancock and the Company will enter into the Lease, which will be dated as of such Closing, in the form attached hereto as Exhibit A, the Lease to have attached thereto, as Schedule A, the Schedule attached to said Exhibit A hereto, with applicable insertions as herein provided and with such changes, if any, as Hancock and the Company may by the execution thereof approve, the Lease to provide for the lease of the Land and all improvements now or hereafter thereon (which Land as thus improved is hereinafter referred to as the "Property") by Hancock to the Company.

     The Lease shall provide for a preliminary term commencing on the date of the Land Closing at a net basic rental which shall be at the annual rate of an amount, to be stated in item (a) of
Section 2 thereof, equal to 5.75% of the Purchase Price of the Land, and the blanks in items (b) and (c) of Section 2 thereof shall be filled in appropriately to provide as nearly as may be for the payment of equal monthly install meets of such rent, with the rent for any period of less than a whole month being computed and stated as the proportionate part of a full month's rent, based on a 30-day month. There shall be inserted in the blank in the definition of Basic Cost to Lessor in section 51 of the Lease an amount equal to the Purchase Price of the Land.

6. NOTICE OF LEASE. Concurrently with the execution of the Lease, or at any time within 30 days thereafter, Hancock will, at the request of the Company, join with the Company in the execution and acknowledgment of a notice of lease evidencing the existence of the Lease, in such form as will conform with the applicable laws of Massachusetts and as Hancock and the Company may by such execution approve, and will take such further action as may be necessary to permit the recordation of such notice of lease in the appropriate registry of deeds.

7. CLOSING WITH RESPECT TO THE LAND. The Land Closing, at which will be closed the transactions contemplated by Paragraphs 2, 4 and 6, shall take place at the office of Hancock, 200 Berkeley Street, Boston, Massachusetts, at 2:00 P.M., Boston time, on December 30, 1964 or on such other date, on or before April 1, 1965, as the Company may designate by at least 2 business days' prior written notice to Hancock and its special counsel. If the Company shall have failed at the date designated for such Closing to comply with any of the provisions of this Agreement to be performed, or caused to be performed, by it on such date, or fails to designate a date for such Closing as herein provided, Hancock and the Company shall have no further obligations under this Agreement with respect to the Land and New Buildings, except that the Company shall remain liable to pay costs, fees, expenses and other items in accordance with the provisions of Paragraph 21 hereof incurred prior to April 1, 1965 or the receipt by Hancock of written notice from the Company stating that it intends so to fail, whichever is earlier.

8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Hancock that:

      8.1. Organization, Standing, etc. The Company is a corporation duly organized and existing in good standing under the laws of Massachusetts and has the corporate power and authority to execute and deliver this Agreement, the Instruments of Conveyance, the Lease and the lease modification agreement referred to in Paragraph 13 (hereinafter called the "Lease Modification"), and to incur all obligations provided for it herein and therein.

     8.2. Authorization, etc. The execution and delivery of this Agreement have been, and the execution and delivery of the Instruments of Conveyance, the Lease and the Lease Modification will (prior to such execution and delivery) have been, duly authorized by all necessary corporate action on the part of the Company. Performance of, and compliance with the terms, provisions and conditions, of this Agreement, the Instruments of Conveyance, the Lease and the Lease Modification by the Company, do not and will not at the time of delivery of any such document violate any applicable provision of any law or any judgment, decree, rule or order of any court or other governmental authority, or conflict with, or result in any violation of, or result in the creation of any mortgage, lien (other than liens created by the execution and delivery of the Lease), encumbrance or charge upon any of the properties or assets of the Company (other than as provided or permitted in the Instruments of Conveyance and/or the Lease), pursuant to, or constitute a default under, any charter, by-law, mortgage, indenture, contract, agreement, instrument, franchise, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or to which it is a party or by which it is bound.

     8.3. Title to the Property. The Company will convey to Hancock at the Land Closing good and marketable title of record in fee simple to the Property, free and clear of all mortgages, liens, charges, easements, conditions, rights of re-entry or forfeiture, and encumbrances of every kind, except for Permitted Exceptions.

     8.4. Violation of Legal Requirements. There is no violation, or note, notice or other record of any violation, of any zoning, building or other statute, ordinance, regulation or restriction concerning the Property or the use thereof contemplated by this Agreement. All such certificates, permits and licenses from each governmental authority having jurisdiction as are necessary to allow the occupancy of the Property and to permit the use thereof for the construction and contemplated use and occupancy of the New Buildings referred to in Paragraph 10 will have been obtained and will be currently in effect to the extent such are obtainable at the time of the Land Closing.

     8.5. Consent of Government Authorities. Each such permit, license, approval, authorization, consent or order on the part of any governmental authority, Federal, State or other, as is necessary with respect to the Company and its affiliates in order that this Agreement, the Instruments of Conveyance, the Lease, and the Lease Modification will be, when executed, valid, binding and enforceable, without any change of substance in the terms thereof, will be obtained and will be in effect prior to and at each Closing at which such document is to be delivered and each subsequent Closing if such document is pertinent to the transactions contemplated by this Agreement.

9. CONDITIONS OF THE LAND CLOSING. Hancock's obligations to purchase the Land and to enter into the Lease at the Land Closing shall be subject to the accuracy of the representations and warranties of the Company contained in this Agreement or otherwise made by the Company to Hancock in writing in connection with the transactions contemplated hereby, and to the fulfillment, to Hancock's satisfaction, prior to or at the Land Closing, of each of the following applicable further conditions:

     9.1. Survey. Hancock, without expense to it, shall have been furnished prior to such Closing with three copies of a certified survey drawing (satisfactory to Hancock) prepared by a registered surveyor who may be an employee of the Company, of the Property (other than the buildings to be demolished), showing as of a date not more than 90 days prior to the Closing the exact location and, by courses and distances, the exact dimensions of the Land and locations of any improvements thereon (including, without limitation, all driveways, walkways, paved areas, tanks, retaining walls, hydrants, outlying shutoff valves, drainage systems, utility pipes aud wires, whether above or below ground, side tracks aud fences) and of all easements, and other like items, if any, relating to the Land.

     9.2. Opinion of Company Counsel. Hancock shall have received at the Land Closing from the General Counsel or the Corporation Counsel of the Company, a favorable opinion, dated the date of the Land Closing and addressed to Hancock, satisfactory in substance and form to Hancock, and its special counsel, to the effect that:

          (a) The Company is a corporation duly organized and existing in good standing under the laws of Massachusetts and, at the times of the execution and delivery of this Agreement, the Instruments of Conveyance and the Lease, respectively, the Company had and has good corporate power and authority to execute and deliver the same and the Lease Modification, and to incur and perform all obligations provided for it herein and therein, and such corporate power and authority are still in effect.

          (b) This Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the duly authorized officers of the Company and constitutes a legal, valid and binding obligation of the Company.

          (c) The Instruments of Conveyance to be delivered at the Land Closing are in proper form to convey the title they purport to convey, conform to the provisions of this Agreement and have been duly recorded or filed for record in such manner and in such places (specifying the same) as are required by law or otherwise in order to effect the transfer of record title to the Property to Hancock and in order to establish, preserve and protect such title in Hancock. All documentary, stamp and other taxes and fees payable in connection with the execution, delivery and recordation of the Instruments of Conveyance have been paid.

          (d) The Instruments of Conveyance to be delivered at the Land Closing and the Lease have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the duly authorized officers of the Company and constitute legal, valid, binding obligations of the Company, respectively, and the Lease is enforceable, subject to laws of general application affecting the rights and remedies of landlords and creditors.

          (e) There is no violation or note, notice or other record of violation of any zoning, building or other statute, ordinance, regulation or restriction concerning the Property, or the use thereof contemplated by this Agreement, of any governmental authority having jurisdiction. All such certificates, permits and licenses from each governmental authority having jurisdiction as are necessary to allow the occupancy of the Land and to permit the use thereof for the construction and contemplated use and occupancy of the New Buildings referred to in Paragraph 10 have been obtained and are currently in effect to the extent such are obtainable at the time of the Land Closing.

          (f ) The Company has conveyed to Hancock good and marketable title of record in fee simple to the Property as a single contiguous parcel, free and clear of all mortgages, liens, charges, easements, conditions, rights of re-entry or forfeiture and encumbrances of record, other than Permitted Exceptions, (describing all such Permitted Exceptions and setting forth the text of all pertinent restrictions, covenants, conditions or agreements included therein), and other than such as, in counsel's opinion, may properly be ignored.

          (g) There is no violation of any restriction, condition, covenant or agreement concerning the Property, contained in any deed or instrument of record applicable to the Property, other than such as may have been created or made by Hancock or persons claiming through Hancock and not through the Company; and the use of the Property contemplated by this Agreement will not violate any such existing restriction, covenant or agreement.

          (h) All necessary approvals by governmental authorities have been obtained for the execution, delivery and performance of this Agreement, the Instruments of Conveyance to be delivered at the Land Closing, the Lease and the Lease Modification. The execution and delivery of, and performance of and compliance with the terms, provisions and conditions of, this Agreement, the Instruments of Conveyance, the Lease and the Lease Modification by the Company do not and will not at the time of delivery of any such document violate any applicable provision of any law or any judgment, decree, rule or order of any court or other governmental authority, or conflict with, or result in any violation of, or result in the creation of any mortgage, lien (other than liens created by the execution and delivery of the Lease), encumbrance or charge upon any of the properties or assets of the Company (other than as provided or permitted in the Instruments of Conveyance and/or the Lease) pursuant to, or constitute a default under, any charter, by-law, mortgage, indenture, contract, agreement or instrument, franchise, permit, judgment, decree, order, statute, rule or regulation, applicable to the Company or to which it is a party or by which it is bound.

     Such opinion shall also cover such other matters relating to the transactions contemplated hereby as Hancock or its special counsel reasonably may request. Drafts of such opinion shall be furnished to Hancock and its special counsel prior to the date of the Land Closing.

     9.3. Opinion of Hancock's Special Counsel. Hancock shall have received at such Closing from Messrs. Sullivan & Worcester, Boston, Massachusetts, its special counsel, a favorable opinion, dated the date of such Closing, satisfactory in substance and form to Hancock, covering the matters specified in: clauses 9.2(a), and 9.2(b) with the addition of the words "in accordance with its terms" at the end thereof; clause 9.2(c); clause 9.2(d) with the addition of the words "in accordance with its terms" after the word "enforceable" therein and of the words "and to any limitations on the terms thereof imposed by laws of The Commonwealth of Massachusetts which affect the remedies provided for in the Lease, which laws do not, in counsel's opinion, make inadequate the remedies necessary for the practical realization by Lessor under the Lease of the rights afforded thereby" after the word "creditors"; clauses 9.2(e), 9.2(f) and 9.2(g); and clause 9.2(h), but only as to the charters, by-laws, laws, statutes, rules and regulations therein referred to; and stating that the title policy furnished to Hancock at the Closing is satisfactory to such counsel and has been duly executed, issued and delivered and constitutes a legal, valid and binding obligation enforceable in accordance with its terms and conforms to the provisions of this Agreement, and that the opinion referred to in Paragraph 9.2 is satisfactory in form and substance and that Hancock is justified in relying thereon. Such opinion shall state that Hancock is duly qualified and licensed under the laws of The Commonwealth of Massachusetts to own the Property and to enter into the Lease and under such laws may, without limitation of time, lawfully own the Property and be a party to the Lease, and shall also cover such other matters relating to the transactions contemplated hereby as Hancock reasonably may request.

     9.4 Representations and Warranties True at Closing. The representations and warranties of the Company contained in this Agreement and otherwise made by it in writing in connection with the transactions contemplated hereby shall be true and shall be made again at and as of the time of the Land Closing and shall be true at and as of such time.

     9.5. Compliance with Lease. At the Land Closing no condition shall exist or event shall have occurred and be continuing which, if the Lease had been in effect from the date hereof to and including the date of such Closing, would constitute an Event of Default as defined in the Lease or which, after notice or lapse of time, or both, would constitute such an Event of Default.

     9.6. Performance. The Company shall have performed and complied with all terms, provisions and conditions contained herein to be performed or complied with by it prior to or at the Land Closing.

     9.7. Compliance Certificate. The Company shall have delivered to Hancock at the Land Closing a certificate, dated the date of such Closing and signed by its President or a Vice
President and Treasurer or an Assistant Treasurer, under its corporate seal, making the representations and warranties required by Paragraph 9.4 hereof and certifying to the fulfillment of the conditions specified in Paragraphs 9.5 and 9.6 hereof.

     9.8. Title Policy. Hancock shall have been furnished, by a title company selected by it, at the sole expense of the Company, with an owner's policy of title insurance, dated not later than the date of the Land Closing, satisfactory in substance and form to Hancock and its special counsel, insuring to Hancock, with such re-insurance as Hancock may require, in a net amount not at any time less than the Basic Cost to Lessor set forth in the Lease as from time to time modified, reduced by the amount of any Completion Cost (referred to in Paragraph 16 hereof) that is included in such Basic Cost to Lessor, plus the amount of all reimbursements and interest, if any, thereon, made by Hancock to the Company pursuant to Paragraph 11 not included in such Basic Cost to Lessor as so reduced, good and marketable title in fee simple to the Land as a single contiguous parcel, free and clear of all mortgages, liens or rights to liens, charges, encumbrances, easements, conditions and rights of re-entry or forfeiture except for those waived by Hancock and Permitted Exceptions, describing such exceptions and setting forth the text of all pertinent covenants and reservations, if any. Drafts or forms of such title policy shall have been furnished to Hancock and its special counsel not later than 2 days prior to the date of the Land Closing.

     9.9 Proceedings and Documents. All applicable proceedings taken in connection with the transactions contemplated by Paragraphs 2, 4, 6 and 7 of this Agreement and all applicable documents incident thereto shall be satisfactory in substance and form to Hancock and its special counsel, and Hancock shall have been furnished prior to or at the Land Closing with all such counterpart originals or certified or other copies of all such documents, as Hancock may reasonably request; and Hancock shall be entitled to be satisfied, by certificate or otherwise, (i) that the business and financial condition of the Company at the time of such Closing has not materially adversely changed from that existing at the date of this Agreement, and (ii) that there is no action, proceeding or investigation by governmental authorities pending against the Company which (a) would materially adversely affect the Company's possession of, title to or use of the Property or the capacity of the Company to perform its obligations under the Agreement, the Instruments of Conveyance, the Lease and the Lease Modification, or (b) would result in any material adverse change in the financial condition of the Company, or (c) which calls into substantial question the validity of this Agreement, any of the Instruments of Conveyance, the Lease, or the Lease Modification or of any action taken or to be taken by the Company hereunder or thereunder.

10. CONSTRUCTION OF NEW BUILDINGS. The Company will, forthwith after the Land Closing, diligently prosecute to completion the construction and equipping of a Central Stores Building, a Local Stores Building, an Office Building, and a Maintenance Garage and related facilities on the Land, and the grading, surfacing, curbing, fencing, landscaping and improvement (including access roads, driveways, sidewalks, parking facilities for approximately 260 automobiles and outside storage areas) of the Land (all herein called the "New Buildings"). Except for items having a cost not exceeding $100,000 in the aggregate and approved in writing by Hancock, the New Buildings shall be constructed in substantial accordance with plans and specifications, as from time to time supplemented (hereinafter called the "Plans and Specifications"), prepared or to be prepared by or under the supervision of Louis D. Pierce (hereinafter called the "Supervising Engineer"), and pursuant to a construction contract, or contracts, as from time to time supplemented, with a contractor or contractors approved in writing by Hancock, each of which contracts will contain a schedule of costs (hereinafter together called the "Construction Contract"), and performance of which will be guaranteed by a performance bond or bonds, all of which documents are subject to approval thereof in writing by Hancock. Properly identified copies of all Plans and Specifications shall be furnished to Hancock. Prior to the final New Buildings Closing referred to in Paragraph 15 no amendment or supplement of substance to any Plans and Specifications or Construction Contract or performance bond shall be made or entered into without the prior written consent of Hancock.

     The buildings included in the New Buildings shall be furnished with appropriate water, sewage facilities, electricity and telephone services and shall be occupied promptly after completion.

11. REIMBURSEMENT FOR COST OF NEW BUILDINGS. At each of the Closings provided for in Paragraph 16 (herein sometimes called "New Buildings Closings"), Hancock, in reliance upon the representations and warranties of the Company contained in Paragraph 16 and subject to fulfillment of the applicable conditions specified in Paragraph 17, will reimburse to the Company a portion of the Cost of the New Buildings, as requested by the Company pursuant to Paragraph 15, such Cost to be determined as set forth in Paragraph 12, and will deliver to the Company its check on Boston Clearing House funds payable to the order of the Company in an amount equal to the portion of such Cost to be reimbursed. Hancock's obligation to reimburse the Company for the Cost of the New Buildings shall terminate on the date the Lease, as it may have been renewed from time to time, terminates as therein provided. As to all amounts payable to Hancock by the Company hereunder or under the Lease which are reimbursable to the Company as items of the Cost of the New Buildings, such as rentals, interest and real estate taxes payable by Hancock during the preliminary term of the Lease, the Company may, so long as it is entitled to reimbursement thereof, satisfy any obligation to pay the same by delivering to Hancock a memorandum reciting payment to Hancock thereof and acknowledging receipt of a reimbursement therefor as of the date payment thereof is due, and Hancock shall then be under no further obligation to reimburse the Company for such amounts covered by such memorandum.

12. COST OF THE NEW BUILDINGS. The "Cost of the New Buildings" shall mean at any time the lesser of (a) $3,000,000 reduced by an amount equal to the Purchase Price of the Land, or (b) if such Cost is being determined prior to the establishment of any Completion Cost (as defined in Paragraph 15), the sum of the costs actually incurred (not subject to refund or reimbursement otherwise than pursuant to this Agreement) up to such time (i) for the design (including architects' fees and other costs of preparation of the Plans and Specifications), engineering, legal, accounting and site preparation work (including demolition and removal of any buildings or other improvements on the land relating to preparation of the site), (ii) for construction and completion of the New Buildings (including, without limiting the foregoing, all mechanical work, partitions and other built-in facilities, plumbing, heating, lighting, air conditioning, sprinkler and ventilating systems, annunciator or call systems, watchmen's protective systems and other internal electrical systems and the draining, sewage disposal, grading, paving, parking area development, surfacing, curbing, fencing, landscaping, installation of tanks, installation of external electrical systems including flood lights, and retaining walls and other improvements made to or benefiting the Property all substantially in accordance with the Plans and Specifications,
(iii) for interest on reimbursements to be made by Hancock pursuant to Paragraph 14, for taxes (including, without limitation, real estate taxes on the Property incurred during the preliminary term of the Lease), for legal, engineering, accounting, superintendence and architectural services, and for insurance (title and other) and casualties and any other expenditures related to or during construction, (iv) for equipment used or procured for use in connection with the operation, maintenance or protection of the New Buildings, all of which would be properly chargeable to fixed property accounts of the Company or any of its affiliates, (v) for insurance during the preliminary term of the Lease required by Section 19 of the Lease to be carried by the Company, and (vi) for other items of the foregoing costs (the cost of which other items is not to exceed $100,000 in the aggregate and shall have been approved in writing by Hancock), together with payments described in Paragraph 21 and the amounts of all rentals during the preliminary term of the Lease which have been paid or are then due, or (c) if such Cost is being determined after the establishment of any Completion Cost, the sum of the costs set forth in (b) above (whether incurred before or after the Lease Modification Date), other than any rentals of any character falling due after the Lease Modification Date, plus the amount of any Completion Cost and less the amount of the costs set forth in
(b) above incurred after the Lease Modification Date; provided that in determining the sum described in clause (b) or (c) of this Paragraph 12, no cost shall be included which was included in the certificate required to be furnished pursuant to Paragraph 3.

     Prior to each New Buildings Closing other than any interim Closing, as defined in Paragraph 14, at which the only reimbursement is to be for rent and interest in accordance with Paragraphs 5 and 14, the Company will furnish to Hancock a certificate (hereinafter referred to as a "New Buildings Closing Certificate"), dated as of a date within 10 days of such Closing, as to (x) the amount of costs actually incurred or to be incurred by the Company, not included in a previous certificate, to be reimbursed by Hancock representing Cost of the New Buildings pursuant to clause (b) or (c), as then or theretofore appropriate, of this Paragraph 12 and (y) the aggregate of such costs included in said certificate and all prior certificates under this Paragraph 12 and all reimbursements for rent and interest not included in said certificate or prior certificates, said certificate to be satisfactory in form and substance to Hancock, and signed by the President or a Vice President and Treasurer or an Assistant Treasurer of the Company under its corporate seal, and approved and certified in writing by the Supervising Engineer as to construction items under the Construction Contract. The Company will, from time to time, afford representatives of Hancock full access to all appropriate books and records of the Company to enable Hancock to verify to its satisfaction that the aggregate costs included in New Buildings Closing Certificates do not exceed the items of the Cost of the New Buildings incurred or to be incurred by the Company in connection therewith up to the date of Closing in respect of which a certificate is to be furnished pursuant to this Paragraph 12.

13. MODIFICATION OF LEASE. At the "Lease Modification Date", which shall be December 2,1966, or the date of the final New Buildings Closing, if such be earlier, Hancock and the Company will enter into the Lease Modification with respect to the Lease, in the form of Exhibit B hereto, dated as of such Lease Modification Date, to include modifications of the Lease as follows:

     The annual basic rental provided for the initial term in
section 2 of the Lease shall be stated in item (x) thereof as an amount per annum during each year of the initial term of the Lease equal to $270,800 less $6,160 or a proportionate part thereof for each $100,000 or part thereof by which the Basic Cost to Lessor is less than $3,000,000; and the blank in item (y) thereof shall be filled in appropriately to provide for the payment of equal monthly installments of such rent.

The Lease Modification shall be entered into on the Lease
Modification Date at a "Lease Modification Closing" which shall take place at the office of Hancock, 200 Berkeley Street, Boston, Massachusetts, at 11:00 A.M, Boston time.

     Concurrently with the execution of the Lease Modification, or at any time within 30 days thereafter, Hancock will, at the request of the Company, join with the Company in the execution and acknowledgment of a notice of lease evidencing the Lease as modified by the Lease Modification, in such form as Hancock and the Company may by such execution approve, and will take such further action as may be necessary to permit the recordation of such notice of lease in the appropriate registry of deeds.

14. INTEREST ON INTERIM REIMBURSEMENTS. The Company will pay to Hancock on the first day of each calendar month an amount equal to interest at the rate of 5.75% per annum on the amount of each reimbursement made by Hancock to the Company at each Closing (herein sometimes called an "Interim Closing") provided for in Paragraph 15, other than a final such Closing or such a Closing occurring on or subsequent to the Lease Modification Date, for the period from the date of the interim Closing at which such reimbursement was made to the earlier of the date of such final Closing or the Lease Modification Date. Amounts so payable under this Paragraph 14 shall be calculated on the basis of each calendar month having 30 days and each calendar year having 360 days.

15. CLOSINGS WITH RESPECT TO NEW BUILDINGS. The New Buildings Closings, at which shall be closed the transactions contemplated by Paragraph 11, shall each take place (not more often than once in each calendar month except in respect of reimbursements of rent, interest and real estate taxes in accordance with Paragraphs 5, 11 and 14, in respect of reimbursements of amounts due under the Construction Contract and in respect of any single item of the Cost of the New Buildings equalling $25,000 or more) at the office of Hancock, 200 Berkeley Street, Boston, Massachusetts, at 11:00 A.M., Boston time, on such days on or after the Land Closing and on or before the date the Lease, as it may have been renewed from time to time, terminates, as the Company may designate by written notice, given at least 5 business days prior to each such day, to Hancock, which notice shall specify whether such Closing is an interim or final Closing hereunder and the amount of the Cost of the New Buildings to be reimbursed to the Company at such Closing, provided, however, that no such notice need be given of the first New Buildings Closing which will be held at the same date, time and place as the Land Closing and any interim Closing at which the only reimbursement is to be for rent, real estate taxes or interest in accordance with Paragraphs 5, 11, or 14. If the final New Buildings Closing is held prior to December 2, 1966, it shall be held on the first day of a calendar month. If the Company shall fail so to designate a final New Buildings Closing to be held on or before December 2, 1966, then the Supervising Engineer shall, at the sole expense of the Company, estimate the amount of the expenses of the character described in clause (b) of Paragraph 12, exclusive of interest described in Paragraph 14 and rentals payable under the Lease, remaining at December 2, 1966 to be incurred for the completion of the New Buildings in substantial accordance with the Plans and Specifications. Said amount so estimated is herein called the "Completion Cost". Such Completion Cost shall be certified to Hancock in such detail and in such manner as it may require at least 5 business days before December 2, 1966 and shall be deemed established as of that date. On said date Hancock will set aside funds sufficient to make the further reimbursements under Paragraph 11 that will be necessary as indicated by such Completion Cost. In the event that (a) the aggregate of the amounts actually reimbursed to the Company for the Cost of the New Buildings on and before the final New Buildings Closing is less than (b) the sum of the Completion Cost plus the aggregate of the amounts reimbursed to the Company for the Cost of the New Buildings up to the time of the Lease Modification Closing, then, on the written request of the Company, the annual basic rental provided for the initial term in section 2 of the Lease shall be reduced by $6,160 or a proportionate part thereof for each $100,000 or part thereof by which said aggregate of the amounts referred to in (a) above is less than the sum referred to in (b) above and the Cost of the New Buildings shall be deemed reduced by the amount by which the sum referred to in (b) above exceeds the aggregate of the amounts referred to in (a) above, or Hancock: will make such other adjustments in respect of said funds set aside as provided in the immediately preceding sentence as Hancock and the Company may agree upon.

16. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO NEW BUILDINGS.
The Company represents and warrants to Hancock that at the time of each reimbursement of the Company pursuant to Paragraph 11 and of the entering into of the Lease Modification pursuant to Paragraph 13:

     16.1. Title to Leasehold Estate. The Company will have good title to the leasehold estate in the Property created by the Lease, free and clear of all mortgages, liens and rights to liens, charges, encumbrances, easements, conditions and rights of re-entry or forfeiture, except for Permitted Exceptions and mechanics' and materialmen's liens and similar liens securing obligations not then delinquent and except for subleases and general mortgages permitted by section 30 of the Lease or consented to in writing by Hancock.

     16.2. Hancock's Title. Hancock will have good and marketable title of record in fee simple to the Property, free and clear of all mortgages, liens, charges, easements, conditions, rights of re-entry or forfeiture, end encumbrances of every kind except the Lease (and subleases thereunder), the Lease Modification, if in effect, and Permitted Exceptions and mechanics' and materialmen's liens and similar liens securing obligations not then delinquent, and except such as may have been created by Hancock or by persons claiming through Hancock and not through the Company, such as may have been created by a Taking (as defined in the Lease) and such as may be excepted in writing by Hancock.

     16.3. Condition of New Buildings. The New Buildings, to the extent then completed, shall have been constructed, and prior to or at the final New Buildings Closing the New Buildings will have been completed, pursuant to Paragraph 10, will be in good order and repair, well maintained and to the extent then completed will be suitable and properly equipped for the purposes for which they are to be used and will constitute part of the Property, and the Property will be legally occupied and free of mechanics' and materialmen's liens and rights to such liens securing, or which would if obtained secure, any obligation then delinquent.

     16.4. Cost of New Buildings. The aggregate amount then being and theretofore received by the Company as reimbursements pursuant to Paragraph 11 in respect of the Cost of the New Buildings will not at the time exceed the Cost of the New Buildings as defined in Paragraph 12, the amount thereof shall have been actually incurred (except any part of any Completion Cost not yet incurred) and all reimbursements made by Hancock to the Company shall have been for expenditures made for items of the Cost of the New Buildings.

17. CONDITIONS OF CLOSINGS WITH RESPECT TO NEW BUILDINGS AND LEASE MODIFICATION. Hancock's obligations at each New Buildings Closing to reimburse the Company for all or any portion of the Cost of the New Buildings and, at the Lease Modification Closing, to enter into the Lease Modification, shall be subject to the accuracy of the representations and warranties of the Company contained in this Agreement or otherwise made by the Company in writing in connection with the transactions contemplated hereby, and to the fulfillment, to Hancock's satisfaction, prior to or at each Closing (unless otherwise indicated), of each of the following further applicable conditions:

     17.1. Survey. At the Lease Modification Closing Hancock, without expense to it, shall have been furnished with three copies of a certified survey drawing (satisfactory to Hancock) prepared by a registered surveyor who may be an employee of the Company, of the Property, showing as of a date not more than 30 days prior to Closing, the information required by Paragraph 9.1 with respect to the Land and the exact location of the site of and plane dimensions of the New Buildings and the location of any other surface or subsurface structures and improvements on the Land. If a final New Buildings Closing is held subsequent to the Lease Modification Closing and any substantial change has occurred since the date of said survey in the matters required to be shown in said survey, Hancock will, at such final New Buildings Closing, be so furnished with a like survey so prepared which will include said change.

     17.2. Certificates of Cost of the New Buildings. The Company shall have delivered to Hancock all certificates required by Paragraph 12.

     17.3. Certificate of Completion. Hancock shall have received, except at any interim Closing at which the only reimbursement is for rent, real estate taxes or interest in accordance with Paragraphs 5, 11 or 14, a certificate of the Supervising Engineer, satisfactory in substance and form to Hancock, certifying that such New Buildings, to the extent then completed, shall have been constructed, and if such Closing is a final Closing, shall have been completed, substantially in accordance with the Plans and Specifications.

     17.4. Opinion of Company Counsel. Hancock shall have received at the Lease Modification Closing a favorable opinion (which will be confirmed at any subsequent final New Buildings Closing, except that the opinion called for by clause (a) need be given only at the Lease Modification Closing) from the General Counsel or Corporation Counsel for the Company, dated the date of such Closing and addressed to Hancock, satisfactory in substance and form to Hancock and its special counsel, confirming as of the date of such Closing the opinions theretofore expressed by such Counsel pursuant to Paragraph 9.2 and to the following effects:

     (a) The Lease Modification has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the duly authorized officers of the Company and constitutes a legal, valid and binding obligation of the Company, which is enforceable, subject to laws of general application affecting the rights and remedies of landlords and creditors.

     (b) The Company has good title to the leasehold estate in the Property created by the Lease, free and clear of all mortgages, liens or rights to liens, charges, encumbrances, easements, conditions and rights of re-entry or forfeiture, except for Permitted Exceptions and mechanics' and materialmen's liens and similar liens securing obligations not then delinquent and except for subleases and general mortgages permitted by section 30 of the Lease or consented to in writing by Hancock, and the New Buildings constitute part of the Property and part of the "Leased Buildings" as that term is used in the Lease.

     (c) Hancock has good and marketable title of record in fee simple to the Property (including the New Buildings) as a single contiguous parcel, free and clear of all mortgages, liens, or rights to liens, charges, easements, conditions, rights of re-entry or forfeiture of record, except for the Lease (and subleases permitted thereunder), as modified by the Lease Modification, and except for applicable Permitted Exceptions and mechanics' and materialmen's liens and similar liens securing obligations not then delinquent, and except such as may have been created by Hancock or by persons claiming through Hancock and not through the Company and such as may be accepted in writing by Hancock, and except such as may, in counsel's opinion, be properly ignored.

Such opinion shall also cover such other matters relating to the transactions contemplated by Paragraphs 11, 13 and 15 as Hancock or its special counsel reasonably may request. Drafts of such opinion shall be furnished to Hancock and its special counsel at least 5 full business days prior to the date of such Closing.

17.5. Opinion of Hancock's Special Counsel. Hancock shall have received a favorable opinion at the Lease Modification Closing (which will be confirmed at any subsequent final New Buildings Closing, except that the opinion called for by Paragraph 17.4(a) need be given only at the Lease Modification Closing) from Messrs. Sullivan & Worcester, Boston, Massachusetts, its special counsel, dated the date of such Closing, satisfactory in substance and form to Hancock, confirming as of the date of such Closing the opinions theretofore expressed by such counsel pursuant to Paragraph 9.3 and covering the matters specified in clause 17.4(a), with the addition of the words "in accordance with its terms" after the word "enforceable" therein and of the words "and to any limitations in the terms thereof imposed by laws of The Commonwealth of Massachusetts which affect the remedies provided for in the Lease, which laws do not, in counsel's opinion, make inadequate the remedies necessary for the practical realization by Lessor under the Lease of the rights afforded thereby" at the end thereof, and stating that the opinion of counsel for the Company referred to in Paragraph 17.4 is satisfactory in form and substance and that Hancock is justified in relying thereon. Such opinion shall also cover such other matters relating to the transactions contemplated by Paragraphs 11, 13 and 15 as Hancock reasonably may request, and shall also be to the effect that Hancock is duly qualified and licensed under the laws of The Commonwealth of Massachusetts to own the Property and to enter into the Lease Modification and under such laws may, without limitation of time, lawfully own the Property aud be a party to the Lease Modification.

17.6. Representations and Warranties True at Closing; No Violations. The representations and warranties of the Company contained in Paragraphs 8 and 16 of this Agreement, and otherwise made by it in writing in connection with the transactions contemplated by Paragraphs 11, 13 and 15, shall be true, and shall be made again at and as of the time of each Closing and shall be true at and as of such time. There is no violation, or note, notice or other record of any violation, of any zoning, building or other statute, ordinance, regulation, or restriction concerning the Property or the use thereof contemplated by this Agreement.

17.7. Compliance with Lease. No condition or event shall have occurred which constitutes an Event of Default under the Lease, or which, after notice or lapse of time, or both, would constitute such an Event of Default.

17.8. Performance. The Company shall have performed and complied with all terms, provisions and conditions contained herein to be performed or complied with by it prior to or at such Closing.

17.9. Compliance Certificate. The Company shall have delivered to Hancock at such Closing a certificate, dated the date of such Closing and signed by its President or a Vice President and Treasurer or an Assistant Treasurer, under its corporate seal, making the representations and warranties required by Paragraph
17.6 and certifying to the fulfillment of the conditions specified in Paragraphs 17.7 and 17.8.

17.10. Title Insurance. The policy of title insurance referred to in Paragraph 9.8 and any reinsurance which Hancock may require shall be in full force and effect.

17.11. Releases. At the final New Buildings Closing the Company will furnish to Hancock, (i) a release or releases of the Company from all further obligations to the prime contractor or contractors under the Construction Contract, each in form satisfactory to Hancock and duly executed and delivered by the applicable contractor, and (ii) to the extent obtainable, a release of the Company and such prime contractors, satisfactory in form to Hancock, duly executed and delivered by each supplier or subcontractor as to whom Hancock shall have requested such a release by timely prior written notice to the Company.

17.12. Proceedings and Documents. All proceedings taken in connection with the transactions contemplated by Paragraphs 11,13 and 15 of this Agreement and all documents incident thereto shall be satisfactory in substance and form to Hancock and its special counsel, and Hancock shall have been furnished, to the extent not previously furnished, prior to or at such Closing with all such counterpart originals or certified or other copies of all such documents, in substance and form satisfactory to Hancock and its special counsel, as Hancock may reasonably request, and Hancock shall be entitled to be satisfied as provided, and with reference to the matters referred to, in Paragraph 9.9.

18. INSPECTION. Hancock shall have full opportunity prior to each Closing hereunder to make such inspections of the Property as Hancock may desire.

19. NO EQUITABLE OWNERSHIP. Prior to the Land Closing, Hancock is not to acquire or assume any equitable ownership of or title to or risk of damage to the Property by reason of the making of this Agreement.

20. NO LIABILITY AS PURCHASER. Hancock, as purchaser of the Land, does not by the making of this Agreement become liable, as purchaser, for or in respect of the condition of the Property, the cost of construction of any New Buildings or of any buildings, structures or improvements on the Land, the cost of any labor on or materials furnished for any Property, compliance with any laws, requirements or regulations of, or taxes, assessments or other charges now or hereafter due to, any governmental authority, or any other charges or expenses whatsoever, pertaining to the construction of the New Buildings or of any buildings, structures or improvements on the Land, or the ownership, title, possession, use or occupancy of the Property, and the Company hereby indemnifies Hancock and will save it harmless from any such liability which might accrue prior to the conveyance of the Land to Hancock or the final New Buildings Closing.

21. EXPENSES, ETC. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will pay all reasonable expenses (including traveling expenses) and disbursements incurred by Hancock in connection with any of such transactions (including, without limiting the generality of the foregoing, the cost of all inspections by Hancock of the Property and of attendance by Hancock's representatives at conferences and at each Closing) and will also pay the cost of all surveys, title examinations and Plans and Specifications called for by this Agreement, all commissions, if any, due to brokers, all reasonable fees and expenses and disbursements (including those arising from attendance at Closings or at conferences) of Hancock's special counsel, all printing costs, all documentary, stamp and other taxes, all recording fees and taxes and all other reasonable costs in connection with any of such transactions. Hancock and the Company each represents and warrants that it has not enraged or approached and will not engage or approach any broker, agent or other person who would be entitled to any commission or finder s or similar fee with respect to the transactions contemplated hereby.

22. PROVISIONS TO SURVIVE CLOSINGS. All representations and warranties made by the Company shall be deemed material and to have been relied on by Hancock notwithstanding any investigation at any time made by Hancock or on its behalf, and such representations and warranties and all agreements and obligations of the Company shall survive any such investigation and the execution and delivery of this Agreement, the Lease, the Instruments of Conveyance and the Lease Modification, and payment for the Property and reimbursement for the Cost of the New Buildings and for a period of 30 years after the commencement of the initial term of the Lease and until the final termination of the Lease. All statements contained in any certificate or other instrument delivered at any time by or on behalf of the Company in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company hereunder.

23. WAIVER, MODIFICATION, ETC. No failure on the part of Hancock at any time to require the performance by the Company of any of the provisions of this Agreement shall in any way affect Hancock's rights hereunder to enforce the same, nor shall any waiver by Hancock of any provision hereof be taken or held to be a waiver of any other provision hereof or of any breach thereof. No right under this Agreement may be waived and no modification or amendment of this Agreement may be made except by a written instrument executed by the party or parties involved.

24. ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with respect to the Land and improvements covered hereby and shall supersede and take the place of any other instrument insofar as such purports to be an agreement of the parties hereto with respect to such Land and improvements.

25. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered (unless the party to be addressed shall have designated another address in writing to the other party hereto), if to the Company, at its principal office as set forth at the beginning of this Agreement, and if to Hancock, at 200 Berkeley Street, Boston 17, Massachusetts, and directed to the attention of such department as Hancock may have from time to time designated to the Company.

26. LAW GOVERNING. This Agreement shall be deemed to have been executed and delivered in The Commonwealth of Massachusetts and shall be construed and enforced in accordance with and governed by the laws of that Commonwealth.

27. PARTIES IN INTEREST. All the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, except that the interests and obligations of the Company under this Agreement may not be assigned without the prior written consent of Hancock, and the obligations of Hancock under this Agreement may not be assigned without the prior written consent of the Company.

28. CONSENTS AND APPROVALS. Wherever in this Agreement it is provided that any act or thing shall require the consent or approval of Hancock, such requirement shall be deemed to include a provision that such consent or approval shall not be unreasonably withheld.

29. DEFINITIONS. The following terms shall have respective meanings as defined in the respective parts of this Agreement referred to opposite such terms, as follows:

affiliates--Paragraph 3.           Lease--Paragraph 1.
Basic Cost to Lessor--Paragraph 5.      Lease Modification--Paragraph 8.1.
Company--the first paragraph.           Lease Modification Closing--
                                                  Paragraph 13.
Completion Cost--Paragraph 15.          Lease Modification Date--Paragraph
                                                  13.
Construction Contract--Paragraph 10.    Leased Buildings--Paragraph 17.4(b).
Cost of the New Buildings--Paragraph 12.     New Buildings--Paragraph 10.
Event of Default--Paragraph 9.5.        New Buildings Closings--Paragraph
                                                  11.
Hancock--the first paragraph.           Permitted Exceptions--Paragraph 4.
Instruments of Conveyance--Paragraph 4. Plans and Specifications--Paragraph
                                                  10.
interim Closing--Paragraph 14.          Property--Paragraph 5.

Land--Paragraph 1.                 Purchase Price of the Land--
                                                  Paragraph 3.
Land Closing--Paragraph 1.              Supervising Engineer--Paragraph 10.


30. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

               MASSACHUSETTS ELECTRIC COMPANY


               By        R. Leigh Fitzgerald
                         R. Leigh Fitzgerald
                              Vice President



               JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


               By        Gordon E. Emerson, Jr.
                              Vice President

                                                       EXHIBIT A

     LEASE dated December 30, 1964, between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY ("Lessor") , a Massachusetts corporation having its principal office and place of business at 200 Berkeley Street, in the City, of Boston, County of Suffolk, The Commonwealth of Massachusetts, and MASSACHUSETTS ELECTRIC COMPANY ("Lessee"), a Massachusetts corporation having its principal office and place of business at 441 Stuart Street, in the City of Boston, County of Suffolk, The Commonwealth of Massachusetts:

1. Leased Property Term of Lease. Upon the conditions, limitations, covenants and agreements set forth below, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following property (hereinafter sometimes collectively referred to as the "Leased Property")

ALL the land described in Schedule A hereto;

TOGETHER WITH the buildings, structures, facilities, equipment, paving, surfacing and other improvements, other than Lessee's Equipment, now or hereafter located thereon (all of the foregoing improvements being hereinafter sometimes referred to as the "Leased Buildings"), and the appurtenances thereof;

SUBJECT, HOWEVER, to (a) the rights, reservations, and restrictions of record, if any, set forth or referred to in Schedule A hereto; (b) zoning and building restrictions and governmental regulations now or hereafter affecting the Leased Property; (c) such state of facts as an accurate survey would show; and (d) rights, if any, of parties in possession other than Lessor;

For a preliminary term commencing on the date hereof and expiring at midnight on the day next preceding the commencement of the initial term hereinafter provided for, unless this Lease shall sooner terminate as hereinafter provided;

For an initial term commencing on the date of the Lease
Modification Closing in respect of this Lease provided for in the Agreement referred to in section 5 and expiring at midnight on a date falling thirty-five (35) years after such date of commencement, unless this Lease shall sooner terminate as hereinafter provided; and

For a renewal term or terms as provided in section 34.

2. Basic Rent. Lessee will pay to Lessor, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the City Mortgage Department of Lessor at 200

Berkeley Street, Boston 17, Massachusetts, or at such place or to such agent as Lessor from time to time may designate, an annual basic rental (over and above the other additional payments to be made by Lessee as hereinafter provided)of: ((a) $1,141.74 during the preliminary term of this Lease, payable in installments in advance as follows: (b) $6.34 on the date hereof and (c) $95.15 on the first day of each succeeding calendar month; and (x) $ during the initial term of this Lease, payable in installments in
advance as follows: (y) $       on the first day of the initial
term of this Lease and on the first day of each succeeding calendar month [the amounts in (x) and (y) to be inserted by modification of this Lease pursuant to the Agreement referred to in section 5]. Such basic rental (or, if this Lease has been renewed as provided in section 34, the basic rental therein specified) is hereinafter sometimes referred to as the "Basic Rent". Except as otherwise specifically provided herein, the Basic Rent shall be due and payable to Lessor in each month during the entire respective terms of this Lease. During the preliminary term of this Lease payments of all rentals may be made as provided in the Agreement referred to in section 5 hereof.

3. Additional Rent; Credit Against Rent. Lessee will also pay Lessor as additional yearly rental the sum of: (1 ) The amount of all real estate taxes on the Leased Property incurred during the preliminary term of this Lease (which payment may be made as provided in the Agreement referred to in section 5 hereof ); and
(2) during the initial term, and each renewal term, of this Lease the sum of the amounts, if any, by which (a) the real estate taxes payable on the Leased Property for any full year shall exceed $75,000; (b) such taxes for any portion of a full year shall exceed a proportionate amount of $75,000; (c) the cost for any full year of insurance of the types required by Section 20 to be carried by Lessor shall exceed $6,000; and (d) the cost for any portion of a full year of such insurance shall exceed a proportionate amount of $6,000. Such additional rent shall be paid at least fifteen days before the respective items thereof are due and payable. An amount equal to the amount, if any, by which (i) such taxes are less than $75,000 and/or (ii) the cost of such insurance is less than $6,000 for any such full year during the initial term or any renewal term of this Lease, or proportionately for any portion of such a full year, shall be credited against the first rental or rentals payable under this Lease after receipt by Lessor of the respective bills for such items of additional rentals. Lessee shall also pay Lessor as additional rent amounts, equal to all betterment assessments imposed on the Leased Property during the term hereof; such payments, if a betterment assessment is payable in installments, to be paid Lessor as the installments become due or, if a betterment assessment is payable in a single payment, to be paid Lessor in equal annual installments, the first installment to be paid on the due date of the assessment and one installment on the anniversary date in each of the next nine succeeding years of the term of this Lease, or each succeeding year of the remaining term if less than nine years. Lessee will also, as additional rent, pay all Impositions (such term, and certain other terms are defined in section 51), costs, expenses, liabilities, obligations and other payments which Lessee in any of the provisions of this Lease assumes or agrees to pay (and reimburse Lessor for any payments thereof made by Lessor) and, in the event of any failure by Lessee to pay any of the same, Lessor shall have all rights and remedies provided for in this Lease, or by law in the case of nonpayment of the Basic Rent. Lessee will also pay Lessor, on demand as additional rent, interest at the rate of 6% per annum on all overdue installments of Basic Rent. The provisions of this section are subject to section 17 relating to contests.

4. No Abatement, etc. Lessee will pay the Basic Rent to Lessor and the additional rent to the appropriate payees thereof without notice or demand by Lessor, except as otherwise specifically required hereby, and, except as otherwise specifically required hereby, without abatement, deduction, counterclaim, set-off or defense, based on any claim against Lessor; Lessee shall not be entitled to quit, terminate or surrender this Lease, and shall not be relieved from its obligations to pay the full Basic Rent and additional rent or from any of its other obligations under this Lease, by reason of (a) any prevention or curtailment of or interference with any use of the Leased Property or any part thereof for any purpose by any Legal Requirement, (except as provided herein in respect of a Taking), or (b) any change of grade of any abutting street, or (c) any damage to or destruction of or Taking of the Leased Buildings or successful assertion of title paramount in the Leased Property or any part thereof (except as otherwise specifically required hereby).

5. Construction of Leased Buildings. Use of Leased Property. Lessee will proceed diligently with the construction and completion of the buildings and improvements on the land included in the Leased Property as provided in the agreement between Lessor and Lessee dated as of December 30, 1964, (herein sometimes called the "Agreement"), a copy of which is on file at the principal office of Lessor, and will otherwise duly and punctually perform its obligations thereunder. Lessee will use or permit the use of the Leased Property in connection with its business of supplying of electric utility service and goods generally to its customers, and, except incidentally and except for use by Lessee's affiliates and sublessees permitted hereunder in connection with their respective businesses, will not use or permit the use of the same for any other purpose without Lessor's prior written consent. Lessee will not permit any occupancy or use of any part of the Leased Property contrary to any Legal Requirement or Insurance Requirement or permit any nuisance in, at or on the Leased Property or any abandonment or waste of the Leased Property or any part thereof.

6. Lessee's Equipment. All Lessee's Equipment shall be the property of Lessee, provided that (a) upon the occurrence of any Event of Default, Lessor shall, to the extent permitted by law, have (in addition to all other rights) a lien on Lessee's interest in all Lessee's Equipment (to the extent such a lien may be created without violation of any other agreement or obligation of Lessee with respect to such Lessee's Equipment) on the Leased Property as security for all rent, including additional rent, due and payable under this Lease, and (b) any Lessee's Equipment not removed by Lessee at its expense within 30 days after any termination of this Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor, and Lessee will pay Lessor upon demand all net costs and expenses incurred by Lessor in removing, storing or disposing of the same. Lessee will immediately repair at its expense all damage to the Leased Property caused by any removal of Lessee's Equipment therefrom, whether effected by Lessee or Lessor. Lessor shall not be responsible for any loss of or damage to Lessee's Equipment.

7. Alterations and Additions. Lessee may make, at its expense, reasonable alterations of and additions to the Leased Buildings and may construct additional buildings and other improvements on the Leased Property, provided that in all cases (including alterations or additions involved in any repair pursuant to sections 6 or 12) the alteration or addition (a) does not change the general character of the Leased Buildings or adversely affect their fair market value,(b) is effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements,(c) is promptly and fully paid for by Lessee, and (d)is made, in case the estimated cost exceeds $100,000, either (x) under the supervision of an architect or engineer satisfactory to Lessor and in substantial accordance with detailed plans and specifications and cost estimates approved by Lessor, and after Lessee shall have furnished to Lessor, if requested, a performance bond, or other security, satisfactory to Lessor or (y) pursuant to a proposal satisfactory to Lessor as evidenced by it in writing.

8. Improvements, etc., on Property of Lessor. All buildings, structures, improvements, fixtures. machinery, apparatus, equipment, changes, alterations, repairs, replacements, renewals, additions, betterments, restoration and rebuilding erected, made or installed by Lessee in or upon or used for the operation, maintenance or protection of the Leased Property, as such (other than Lessee's Equipment), shall immediately be and become the property of Lessor and shall thereafter constitute part of the Leased Property.

9. Impositions. Subject to section 17 relating to contests, Lessee will pay all Impositions before any interest, penalty, fine or cost may be added for non-payment, provided that (a) if, by law, any Imposition may at the option of the payor be paid in installments, Lessee may exercise such option, and, in such event, Lessee shall give Lessor prompt written notice of such exercise and shall pay all such installments (and interest, if any) becoming due during the term of this Lease as the same respectively become due and before any further interest or any penalty, fine or cost may be added thereto; and (b) any Imposition relating to a period, a part of which is included within the term of this Lease and a part of which extends beyond such term, shall, if an Event of Default shall not then exist under this Lease, be apportioned between Lessor and Lessee as of the expiration of such term. Lessee will furnish to Lessor and to each holder of any mortgage on the Leased Property, for inspection, within 30 days after the date when any Imposition (unless being contested in conformity with section 17) would become delinquent, official receipts, or other proof satisfactory to Lessor or such mortgagee, as the case may be, evidencing the payment of such Imposition. Lessor will pay in full when due and payable all real estate taxes and betterment assessments in respect of the Leased Property, except such as are includible in additional rent and are not paid to Lessor by Lessee when such additional rent is due, provided, however, that Lessor may contest, by appropriate legal proceedings the amount or validity or application, in whole or in part, of any tax or betterment assessment, provided that (a) such proceedings shall operate to suspend the collection thereof from the Leased Property, (b) neither the Leased Property nor any part thereof would be in substantial danger of being forfeited or lost, and (c) Lessor shall have furnished such security, if any, as may be required in the proceedings.

10. Compliance with Legal and Insurance Requirements, etc. Subject to section 17 relating to contests, Lessee at its expense will promptly comply with all Legal Requirements, and all reasonable Insurance Requirements of which Lessee shall have been given written notice, unless variance therefrom is consented to in writing by Lessor, whether or not compliance therewith shall require structural changes in the Leased Buildings, will procure and maintain all permits, licenses and other authorizations required for any use of the Leased Property or any part thereof then being made, and for the lawful and proper installation, operation and maintenance of all equipment and appliances necessary or appropriate for the operation and maintenance of the Leased Property, and will comply with any former instruments of record affecting the Leased Property or any part thereof at the time in force.

11. Condition of Leased Property. Lessee is and will be fully familiar with the physical condition of the Leased Property from time to time. Lessor has made and will make no representations as to the condition of the Leased Property or the fitness or availability of the Leased Property for any particular use, and Lessor shall not be liable for any latent or patent defect therein, as it may exist from time to time.

12. Repairs, etc. Subject to reasonable wear and tear, Lessee will maintain the Leased Buildings as first class property of the type of which they consist, will keep the Leased Property and the sidewalks, curbs, vaults and vault space, if any, adjoining the Leased Property in good and clean order and condition, and will make all necessary or appropriate repairs, replacements, renewals and betterments thereof, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen, all at the expense of the Lessee, except that during the initial term and each renewal term of this Lease there shall be credited at Lessee's option against the rent hereunder in respect of amounts actually expended by Lessee for exterior repairs of the T Leased Buildings an amount not exceeding $5,000 in each year during such terms while this Lease or any extension or renewal thereof is in effect, and to the extent such credit is not so taken in any such year it may be accumulated and so taken in any subsequent year or years at any time prior to the termination or other expiration of this Lease. Upon any such termination or expiration Lessee shall be compensated by Lessor, by credit against rent due hereunder or otherwise, for the full aggregate amount of such accumulated credits to the date of such termination or expiration, whether or not amounts in respect of such credits have actually been expended by Lessee. Lessee will, at its expense, and will hold the Lessor harmless from such expense, take all action necessary to insure that the Leased Property will at all times be provided with adequate facilities for drainage of surface water and will promptly comply with all Legal Requirements in such connection.

13. Shoring, etc. Lessee at its expense will do or cause others to do all shoring of foundations and walls of the Leased Buildings or of the ground adjacent thereto, and every other act, necessary or appropriate for the safety and preservation thereof by reason of or in connection with any excavation or other building operation upon the Leased Property or any adjoining property, whether or not the owner of the Leased Property shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

14. Replacement of Building Equipment. Lessee may, from time to time, so long as it shall not be in default under this Lease, remove and dispose of any equipment in the Leased Buildings, provided that (except as to Lessee's Equipment) Lessee shall promptly replace such equipment with other equipment at least equal in value and general utility to that removed.

15. Discharge of Liens, etc. Subject to section 17 relating to contests, Lessee (unless such be created by Lessor or those claiming through Lessor and not through Lessee) will not create or permit to be created or to remain, and will discharge, any lien, any rights in derogation of Lessor's title to the Leased Property, any encumbrance or charge on account of any Imposition or any mechanic's, laborer's, materialman's or vendor's lien (including any such, lien arising out of or due to labor performed or materials furnished prior to the date of this Lease) or any mortgage, chattel mortgage, conditional sale or title retention agreement, or otherwise, upon the Leased Property or any part thereof, or upon Lessee's leasehold interest therein (other than general mortgages of Lessee or any of its affiliates securing publicly held securities of Lessee or its affiliates), provided that the existence of any mechanic's, laborer's, materialman's or vendor's lien or right thereto shall not constitute a violation of this section if payment of the sum involved is not yet due under the terms of the contract in question. Subject to said section 17, Lessee will not enter into any contract providing for the postponement of any such payment for more than 30 days after completion of the work.

16. No Claims against Lessor. Except as otherwise specifically contemplated by sections 21 and 25, nothing contained in this Lease shall constitute the consent or request of Lessor, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Leased Property or any part thereof, nor as giving Lessee any authority to contract for or permit the rendering of any services or the furnishing of any materials or other property, so as to permit the making of any claim against Lessor.

17. Contests. After prior written notice to Lessor and to each holder known to Lessee, or of record, of any mortgage on the Leased Property, Lessee may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any taxes or assessments includible in additional rent or any Imposition or other Legal Requirement or any lien, encumbrance or charge referred to in section 15, provided that (a) in the case of any such unpaid tax, assessment or Imposition, such proceedings shall operate to suspend the collection thereof from Lessor or the Leased Property, (b) in the case of a Legal Requirement, neither the Lessor nor any mortgagee of the Leased

Property would be in danger of civil or criminal liability for failure to comply therewith, (c) neither the Leased Property nor any part thereof would, in the judgment of Lessor or any such mortgagee, be in substantial danger of being forfeited or lost, and (d) Lessee shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by Lessor or such mortgagee.

18. Utility Services. Lessee will pay or cause to be paid all charges for all public or private utility services and all sprinkler-system and protective services at any time rendered to or in connection with the Leased Property or my part thereof, will comply with all contracts relating to any such services, and will do all other things required for the maintenance and continuance of all such services.

19. Lessee's Insurance. Lessee at its expense will maintain or cause to be maintained with insurers approved by Lessor (a) during all terms of this Lease public liability insurance and property damage liability insurance against any accident, injury or damage to any person or property occurring on or about the Leased Property or any part thereof in amounts and coverage approved in writing by Lessor, (b) during all terms of this Lease appropriate workmen's compensation insurance in respect of any work on or about the Leased Property and (c) during the preliminary term of this Lease insurance with respect to the Leased Buildings against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, boiler explosion, war risks (when and to the extent insurance against the same is obtainable from the United States Government or any agency thereof), and other risks customarily insured against by persons in businesses similar to that of Lessee, as determined in good faith by Lessee, all in amounts not less than the full insurable value (actual replacement value less actual physical depreciation, exclusive of cost of excavations, foundations and footings below the underside of the lowest basement floor if excluded by the policy) of the Leased Buildings as determined at Lessee's expense from time to time. In each case such policies of insurance required by this section shall be payable to Lessee and Lessor as their interests may appear and may be under a blanket policy approved in writing by Lessor and may have "deductible" clauses in amounts not exceeding $10,000 in respect of any one event of casualty or such greater amount as Lessor may approve in writing. In case there shall occur any damage to or destruction of any of the Leased Buildings or any part thereof by hazards to be insured against by Lessee under (c) above, Lessee will promptly give written notice thereof to Lessor and, subject to the provisions of section 23, Lessee at its expense will promptly commence and complete with due diligence the restoration, repair, replacement or rebuilding

(hereinafter collectively referred to as "Restoration") of the Leased Buildings to as nearly as possible their value, condition and character immediately prior to such damage or destruction, with such alterations or additions, if any, as may be mutually agreed upon by Lessor and Lessee.

20. Lessor's Insurance. Lessor, at its expense, during the initial and renewal terms of this Lease, will maintain insurance with respect to the Leased Buildings against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, boiler explosion, war risks (when and to the extent insurance against the same is obtainable from the United States Government or any agency thereof), and other risks customarily insured against by persons in businesses similar to that of Lessee, as determined in good faith by Lessor, all in amounts not less than the then full insurance value (actual replacement value less actual physical depreciation, exclusive of cost of excavations, foundations and footings below the underside of the lowest basement floor if excluded by the policy) of the Leased Buildings as determined from time to time at Lessee's expense when requested by Lessee but not more frequently than once in any three years. If John Hancock Mutual Life Insurance Company is not the Lessor hereunder, Lessor will furnish Lessee not more often than annually with reasonable evidence of such insurance at the written request of Lessee. John Hancock Mutual Life Insurance Company may in any case be a self-insurer or co-insurer against any risks.

21. Restoration if Damage or Destruction. In case there shall occur any damage to or destruction of any of the Leased Buildings or any part thereof by hazards to be insured against by Lessor during the initial or any renewal term of this Lease, Lessee will promptly give written notice thereof to Lessor and, subject to the provisions of section 23, Lessor at its expense will promptly commence and complete with due diligence the Restoration of the Leased Buildings to as nearly as possible their value, condition and character immediately prior to such damage or destruction, with such alterations or additions, if any, as may be mutually agreed upon by Lessor and Lessee.

22. Abatement of Rent. In case there shall occur any damage to or destruction of any of the Leased Buildings or any part thereof by hazards to be insured against by Lessor, and such damage or destruction shall be so extensive as to render the whole or any part thereof unsuitable for occupancy by Lessee for the purposes for which Lessee occupied the same immediately prior to such occurrence, a just proportion of the Basic Rent, according to the nature and extent of the injury to the Leased Buildings, shall be suspended or abated until the Leased Buildings shall have been repaired or restored by Lessor at its expense to substantially the same condition they were in immediately prior to such casualty.

23. Right to Terminate in Case of Certain Damage, etc. In case there shall occur any damage to or destruction of any of the Leased Buildings, (a) if by such damage or destruction 60% or more of the gross interior floor area of the building or buildings then constituting the Leased Buildings (but not including in any such computation any floor area of buildings used substantially exclusively for housing heating and air conditioning apparatus) has been rendered unsuitable for occupancy by Lessee for the purposes for which Lessee occupied the same immediately prior to such occurrence, then either Lessor or Lessee may terminate this Lease by 30 days' prior written notice to the other given within 60 days after such damage or destruction, or (b) if 100% of such floor area has been so rendered unsuitable, then this Lease shall terminate ipso facto. Lessor shall not have any claim against Lessee for any deficiency in the proceeds of insurance recovered on account of such damage or destruction.

24. Termination as Result of Taking or Title Paramount. In the event of a Taking of or the successful assertion of title paramount in the entire Leased Property or the entire Leased Buildings, this Lease shall terminate ipso facto, and in the event of a Taking or the successful assertion of title paramount involving 50% or more of the gross interior floor area of the building or buildings then constituting the Leased Buildings (but not including in any such computation any floor area of buildings used substantially exclusively for housing heating and air conditioning apparatus), then either Lessor or Lessee may terminate this Lease as of the date of such Taking or successful assertion by 30 days' prior written notice to the other given within 60 days after such Taking or successful assertion. Lessor shall not have any claim against Lessee for any deficiency in the proceeds of awards or insurance recovered on account of any such Taking or successful assertion, as the case may be.

25. Taking or Title Paramount not Resulting in Termination. In the event of a Taking of or the successful assertion of title paramount in part of the Leased Property or of a temporary easement or interest therein, not resulting in termination of this Lease, then this Lease and the term hereof shall continue in full force and effect and a just proportion of the Basic Rent according to the nature and extent of the part so taken or affected shall be suspended or abated until the Leased Property or what remains thereof not so taken or affected shall be put in proper condition by Lessor for occupation by Lessee for the purposes for which Lessee occupied the same immediately prior to such Taking or successful assertion, and thereafter the Basic

Rent shall be abated for the balance of the term of this Lease according to the nature and extent of the part so taken or affected. Lessor will, in any such event, promptly undertake, at its expense, to put in proper condition the Leased Property or what remains thereof for occupation by Lessee for the purposes for which Lessee occupied the same immediately prior to such Taking or successful assertion.

26. Damages for Taking. Lessor reserves to itself, and Lessee assigns to Lessor, all rights to damages accruing on account of any Taking or by reason of any act of any public or quasi-public authority (other than changes of grade) for which damages are payable. Lessee agrees to execute such instruments of assignment as may be reasonably required by Lessor and to join in any petition for the recovery of such damages if requested by Lessor, and to turn over to Lessor any damages that may be recovered in any such proceeding. It is agreed and understood, however, that Lessor does not reserve to itself, and Lessee does not assign to Lessor, any portion of the award allocable to Lessee's Equipment or specifically paid on account of consequential damages to Lessee for the disturbance of its occupancy of the Leased Property under laws in effect at the time of such Taking.

27. Change of Grade. In case the grade of any street abutting on the Leased Property shall be changed, Lessee, at its expense, will promptly effect whatever Restoration is necessary to restore the Leased Property to substantially its former condition and utility and, in case the cost of such Restoration shall exceed Lessee's award and any interest paid in respect thereof, Lessor s award shall be applied (after deducting all costs, fees and expenses of Lessor not paid by Lessee incident to the collection thereof), if Lessee is not in default under this Lease, to reimburse Lessee for the excess upon receipt by Lessor of evidence reasonably satisfactory to Lessor of the cost and completion of such Restoration.

28. Award if Lessee in Default. Anything in this Lease to the contrary notwithstanding, if at the time of any Taking or any change of grade, or at any time thereafter, Lessee shall be in default under this Lease and such default shall continue, Lessor shall be empowered, in the name of Lessee or otherwise, to file and prosecute Lessee's claim, if any, for an award on account of the Taking or change of grade and to collect such award and apply the same, after deducting all costs, fees and expenses of Lessor incident to the collection thereof, to the curing of such default and any other then existing defaults under this Lease; any balance remaining after such application and after Lessor shall have received therefrom the amount, if any. required by the provisions of section 26 (if applicable) to be received by Lessor on account of rights to damages assignable to Lessor by Lessee, shall, unless the term of this Lease shall have expired, be paid to Lessee.

29. Indemnification of Lessor. Lessee will protect, indemnify and save harmless Lessor from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees and expenses, which may be imposed upon or incurred by or asserted against Lessor by reason of (a) any accident, injury or damage to any person or property occurring on or about the Leased Property or any part thereof, (b) any use, non-use or condition of the Leased Property or any part thereof, (c) any claim for the performance of labor or the furnishing of materials or other property in respect of the Leased Property or any part thereof except to the extent Lessor is obligated in these respects pursuant to sections 21 and 25, and (d) any failure on the part of Lessee to perform or comply with any of the provisions of this Lease. In case any action or proceeding is brought against Lessor by reason of any such occurrence, Lessee upon Lessor's request will at Lessee's expense resist and defend such action or proceeding, or cause the same to be resisted and defended, either by counsel designated by Lessee and approved by Lessor, or, where such occurrence is covered by liability insurance, by counsel designated by the insurer.

30. Restriction against Mortgages, Assignments, Subleases, etc. Except to affiliates and to others for stores and service facilities which are for the convenience of the occupants of the Property, and except to such others as Lessor may approve in writing, Lessee's interest in this Lease may not (other than by general mortgages of Lessee or any of its affiliates securing publicly held securities of Lessee or its affiliates) be mortgaged, encumbered, assigned, subleased or otherwise transferred, in whole or in part, by Lessee or by operation of law, merger, consolidation or otherwise and, except as aforesaid, no part of the Leased Property may be made the subject of any license or privilege, and without, in the case of any such assignment or transfer of any interest in this Lease, the execution and delivery to Lessor by the assignee or transferee of an instrument, satisfactory in substance and form to Lessor, whereby such assignee or transferee assumes all, or a proportionate part, of the obligations of Lessee under this Lease. From and after any such assignment or transfer the obligations of each such assignee and transferee and of the original Lessee named as such in this Lease to fulfill all of the obligations of Lessee under this Lease shall be joint and several, and the obligations of such original Lessee under this Lease shall continue in full force and effect as the obligations of a principal and not as the obligations of a guarantor or surety.

31. Assignment of Subrents, etc. Lessee hereby irrevocably assigns to Lessor all rents due or to become due from any assignee or sublessee of this Lease or any tenant or occupant of the Leased Property or any part thereof, together with the right to collect and receive the same, provided that so long as Lessee is not in default under this Lease, Lessee shall have the right to collect and receive such rents for its own uses and purposes. Upon any default by Lessee under this Lease, Lessor shall, until such default shall have been cured, have absolute title to such rents and the absolute right to collect the same, provided that unless Lessor gives written notice to any assignee or sublessee or any tenant or occupant of the Leased Property permitted hereunder that Lessee is in default under this Lease no such assignee, sublessee, tenant or occupant shall be held liable to Lessor for making payment of such rents to Lessee. Lessor shall apply to the Basic Rent or additional rent due under this Lease the net amount (after deducting all costs and expenses of collection) of any rents so collected and received by it.

32. Performance on Behalf of Other Party. If either Lessee or Lessor at any time shall fail to make any payment or perform any act required by this Lease to be made or performed by it, the other party, without notice to or demand upon the party so failing and without waiving or releasing the party so failing from any obligation or Event of Default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the party so failing. All sums so paid and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the rate of 6% per annum from the date of payment or incurring, shall be paid by the party so failing to the other party on demand, and, if Lessee is the party so failing, shall constitute additional rent payable by Lessee under this Lease.

33. Entry by Lessor. Lessor and its authorized representatives shall have the right to enter the Leased Property at all reasonable times (a) for the purpose of inspecting the same or for the purpose of doing any work under sections 21, 25 or 32, and may take all such action thereon as may be necessary or appropriate for any such purpose (nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Lessor to make any such inspection, or do any such work except as provided in sections 21 and 25), and (b) for the purpose of showing the Leased Property to prospective purchasers or mortgagees and, at any time within 12 months prior to the expiration of the then current term of this Lease (unless Lessee theretofore shall have given Lessor written notice of its election to purchase the Leased Property or unless Lessee, if entitled to renew this Lease for a further term, theretofore shall have given Lessor written notice of its election to renew), for the purpose of showing the same to prospective tenants, and within such period to attach to the Leased Buildings advertisements for sale or letting. No such entry shall constitute an eviction of Lessee.

34. Renewal Terms. The term of this Lease may, at the option of Lessee (evidenced by written notice given to Lessor at least 12 months prior to the expiration of the initial term or then current renewal term), be extended for five years (such period being herein sometimes referred to as a "renewal term"), but such right of extension may not be exercised for more than three such renewal terms, provided, in each case, that the Lessee shall not be in default under this Lease and that this Lease shall not have been theretofore terminated for any reason. Each renewal term shall be upon the same terms, covenants and conditions as are provided in this Lease in respect of the initial term, except that Lessee shall have no option to extend the term of this Lease beyond the last such renewal term and except that the Basic Rent for each such renewal term shall be an amount per annum equal to $159,920, less $2,464 or a proportionate part thereof for each $100,000 or part thereof by which the Basic Cost to Lessor is less $3,000,000. The Basic Rent for each renewal term shall be payable in equal monthly installments in advance on the first day of each calendar month. A new lease need not be executed upon the exercise of any of these options, and this Lease will remain in full force and effect, changed only as to matters specified in this section.

35. Events of Default. If any one or more of the following events
(herein sometimes called an "Event of Default" or "Events of Default") shall happen:

(a) if default shall be made in the due and punctual payment of any Basic Rent, when and as the same shall become due and payable; or

(b) if default shall be made in the due and punctual payment of any additional rent payable under this Lease, when and as the same shall become due and payable, and such default shall continue for a period of 10 days; or

(c) if default shall be made by Lessee in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Lease other than those referred to in the foregoing subdivisions (a) and (b), and such default shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; or

(d) if Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Leased Property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(e) if a petition shall be filed against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed or unstayed for an aggregate of 90 days (whether or not consecutive), or if any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Leased Property shall be appointed without the consent or acquiescence of Lessee and such appointment shall remain unvacated or unstayed for an aggregate of 90 days (whether or not consecutive); then and in any such event Lessor at any time thereafter may give written notice to Lessee specifying the occurrence giving rise to such Event of Default or Events of Default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least 10 days after the giving of such notice, and upon the date specified in such notice, subject to the provisions of section 37 relating to the survival of Lessee's obligations, the term of this Lease and the estate and interests hereby demised shall expire and terminate by limitation and all rights of the Lessee under this Lease shall cease unless before such date (i) all arrears of Basic Rent and additional rent and all other amounts payable by Lessee under this Lease, together in each case with interest thereon at the rate of 6% per annum from the time when the same became due and payable, and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by or on behalf of Lessor in the premises, shall have been fully paid by Lessee, and (ii) all other defaults at the time existing under this Lease shall have been fully cured and made good or secured to the satisfaction of Lessor. Lessee will pay, as additional rent hereunder, all costs and expenses incurred by or on behalf of Lessor, including, without limitation, attorneys' fees and expenses, occasioned by any default by Lessee under this Lease.

36. Repossession, Reletting, etc., by Lessor. At any time after any expiration of the term of this Lease as provided in section 35, Lessor, without further notice and with no liability to Lessee, may repossess the Leased Property, by force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all property from the Leased Property. After any such expiration, Lessor shall use reasonable efforts and diligence, (a) to relet the Leased Property for such term or terms and on such terms and conditions as are practicable in the light of all the circumstances then existing and (b) to collect and receive the rents therefrom, all as determined in good faith by Lessor, and Lessor shall not otherwise be liable for any failure to collect any rent due upon any such reletting.

37. Survival of Lessee's Obligations; Damages. No expiration of the term of this Lease or repossession of the Leased Property, as provided in sections 35 and 36, shall relieve Lessee of its liability and obligations under this Lease, all of which shall survive any such expiration or repossession.

(A) In the event of any such expiration, Lessee shall pay to Lessor the Basic Rent and all additional rent and other charges required to be paid by Lessee up to the time of such expiration, and thereafter Lessee, until the end of what would have been the term of this Lease in the absence of such expiration and whether or not the Leased Property or any part thereof shall have been relet, shall be liable to Lessor for, and shall pay to Lessor, as and for liquidated agreed current damages for Lessee's default:

(a) the Basic Rent (less an amount equal to $5,000 per annum) and all additional rent, less any credits provided for in section 3, and other charges which would be payable under this Lease by Lessee if the term of this Lease had not expired, less

(b) the net proceeds, if any (which shall include, whether or not paid to Lessor, all amounts paid by the lessee under such reletting specifically in respect of real estate taxes on the Leased Property and insurance on the Leased Property of the types required to be carried by Lessor by section 20) of any reletting effected for the account of Lessee pursuant to the provisions of section 36, after deducting all Lessor's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation for such reletting, and excluding, without limitation, expenses for such real estate taxes or insurance.

Lessee shall pay such current damages to Lessor monthly on the days on which the Basic Rent would have been payable under this Lease if the term of this Lease had not expired, and Lessor shall be entitled to recover the same from Lessee on each such day.

If any statute or rule of law governing a proceeding in which such liquidated final damages are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

(B) At any time after such expiration, Lessee may pay to Lessor a sum equal, if such expiration is during the preliminary term of this Lease, to the Basic Cost to Lessor, and, if such expiration is during the initial or any renewal term of this Lease, an amount equal to the aggregate of the discounted values of the monthly installments of the Basic Rent (less an amount equal to $5,000 per annum) from the date of such payment to the date the then current term of this Lease would have normally expired had such expiration not occurred, obtained by the monthly application of a discount rate of 5% per annum, whereupon, after such payment, all of Lessee's liabilities and obligations for the payment of Basic Rent under this Lease, except such as have theretofore accrued and remain unsatisfied, shall cease. In such event, Lessee shall be entitled to be paid by Lessor, at least annually, until the then current term of this Lease would have expired had such expiration not occurred, an amount (which together with other such amounts paid by Lessor to Lessee from and after such election shall not be in excess of the total rentals that would be payable by Lessee during the entire remaining portion of the then current term of this Lease) equal to the net proceeds received by Lessor from any reletting of the Leased Property (which shall include, whether or not paid to Lessor, all amounts paid by the lessee under such reletting specifically in respect of (i) real estate taxes on the Leased Property and (ii) insurance on the Leased Property of the types required by section 20 to be carried by Lessor) after all Lessor's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation for such reletting (Lessor's expenses shall not include expenses for real estate taxes or insurance of the types required to be carried by Lessor by section 20), all as determined by Lessor in accordance with Lessor's accounting practices and principles, provided, however, that at any time, prior to the time the current term of this Lease in effect at the time of such expiration would have expired but for such expiration. when Lessor has relet or relets the Leased Property or any part thereof, it will, upon the written request of Lessee, in respect of any such reletting which is made under a lease for a term of years to a lessee who, or whose obligations under such lease are guaranteed by a guarantor who, in the reasonable judgment of Lessor, is a credit risk substantially as good as Lessee, pay to Lessee, in lieu of that portion of the annual payments of net proceeds of reletting previously provided for in this sentence which are of the character of the proceeds included in the payment of discounted installments provided for below, an amount (which together with other such amounts shall not be in excess of the amount that Lessee would have been entitled to pay to Lessor in lieu of the annual payments of Basic Rent previously provided for in this section had this Lease so expired on the date of such payment by Lessor) equal to the aggregate of the discounted values of the installments of the net proceeds to be received under any such reletting that are not of the character of additional rent under this Lease, including in such proceeds any amounts, whether or not paid to Lessor, up to $75,000 per annum payable by the lessee under such. reletting specifically in respect of real estate taxes on the Leased Property and any amounts up to $6,000 per annum payable by the lessee under such reletting specifically in respect of insurance of the types required to be carried by Lessor by section 20, from the date of such payment to the earlier of(a) the date the then current term of the lease under which such reletting is effected would normally expire or (b) the time the current term of this Lease in effect at the time of such expiration of this Lease would have expired but for such expiration of this Lease, obtained by the application, at such times as installments of such rents fall due, of a discount rate of 5% per annum, and provided, further, that if in any year during such period the real estate taxes on the Leased Property are less than $75,000 and/or the cost of such insurance is less than $6,000, the Lessor will compensate Lessee for any such differential by an appropriate credit or credits against additional rent or otherwise; Lessor shall also pay to Lessee, as received, any additional such proceeds up to an amount equal to the amount by which such proceeds theretofore paid by Lessor to Lessee have been, since the date of such election. less than the aggregate of the instalments of Basic Rent due from the date of such election.

(C) At any time after any such expiration, whether or not Lessor shall have collected any current damages under (A) above and whether or not any action shall have been taken under (B) above, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, within 30 days after demand as and for liquidated and agreed final damages for Lessee's default and in lieu of all damages beyond the date of such payment, an amount equal to the excess, if any, of

(x) The Basic Rent (less an amount equal to $5,000 per annum) and additional rent and other charges which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Lessee shall have satisfied in full its obligation under this section to pay current damages) for what would be the then unexpired term of this Lease if the same remained in effect, (y) the then fair net rental value of the Leased Property for the same period, minus a part of any amount paid by Lessee to Lessor under (B) above equal to the amount that Lessee would have been entitled to pay to Lessor under (B) above had such payment been made on the date of such payment of liquidated damages and plus a part of any amount paid by Lessor to Lessee under (B) above equal to the amount that Lessor would have had to pay to Lessee under (B) above had such payment been requested and made on the date of such payment of liquidated damages, whereupon, after such payment, all of Lessee s liabilities and obligations under this Lease, except such as have theretofore accrued and remain unsatisfied, shall cease.

38. Lessee's Waiver of Rights. In the event of any expiration of the term of this Lease. Lessee. so far as permitted by law, hereby expressly waives (a) any notice of re-entry or of the institution of legal proceedings to that end, (b) any right of redemption or re-entry or re-possession or to restore the operation of this Lease, (c) any right to a trial by jury in the event of summary proceedings, and (d) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

39. No Waiver, etc., by Lessor. No failure by Lessor to insist upon the strict performance of any provision of this Lease or to exercise any right, power, or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or provision. No waiver of any breach shall affect or alter this Lease which shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

40. Lessor's Remedies Cumulative, etc. Each right, power and remedy of Lessor provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other such rights, powers or remedies.

41. Surrender of Leased Property. Lessee shall, upon any expiration or earlier termination of this Lease peaceably vacate and surrender to Lessor the Leased Property in good order, condition and repair (ordinary wear and tear, and damage, destruction, successful assertions of title paramount and Takings referred to in sections 21 and 25 excepted) except as permitted by sections 23 and 24.

42. Quiet Enjoyment. Lessee, upon paying the Basic Rent and all additional rent and other charges provided for in this Lease and performing and complying with all the provisions of this Lease, shall, in addition to its rights under sections 24 and 25, lawfully and quietly hold, occupy and enjoy the Leased Property during the terms of this Lease without hindrance or molestation of Lessor, or others claiming through Lessor and not through Lessee, subject, however, to the matters, referred to in section 1 and subject to any Taking and to any acts of God or the public enemy or the armed forces of the United States.

43. Conveyance by Lessor. In case John Hancock Mutual Life Insurance Company, the original Lessor hereunder, or any successor owner of the Leased Property, shall convey or otherwise dispose of the Leased Property, all liabilities and obligations on the part of said Company or successor owner as Lessor under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner.

44. Certificate as to Defaults, etc. Within 90 days after the end of each calendar year, Lessee will furnish to Lessor a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of Lessee to the effect that there exists no condition or event which constitutes an Event of Default, or which, after notice or lapse of time or both, would constitute an Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Lessee is taking or proposes to take with respect thereto.

45. Estoppel Certificate by Lessee. Lessee at any time or from time to time at the request of Lessor will execute, acknowledge and deliver to Lessor a certificate by Lessee certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) whether or not there are then existing any offsets or defenses against the enforcement of any of the provisions of this Lease (and, if so, specifying the same) and (c) the dates, if any, to which the Basic Rent and additional rent and other charges have been paid in advance. Any such certificate may be relied upon by any prospective purchaser or mortgagee of the Leased Property or any part thereof.

46. Furnishing of Financial Statements, etc. So long as Lessor shall be John Hancock Mutual Life Insurance Company, Lessee will furnish, or cause to be furnished, to Lessor

(a) as soon as practicable after the end of each fiscal year and in any event within 120 days thereafter, a balance sheet of Lessee (in consolidated form if Lessee shall have any consolidated subsidiaries) as at the end of such year and a statement of income and of surplus of Lessee (in consolidated form if Lessee shall have any consolidated subsidiaries) for such year, setting forth in each case in comparative form corresponding figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized standing selected by Lessee and approved by Lessor; and

(b) with reasonable promptness, such other information regarding
Lessee and the Leased Property and the use thereof as Lessor from time to time may reasonably request.

47. Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof or of any interest therein by Lessee shall be valid or effective unless required by the provisions of this Lease or unless agreed to and accepted in writing by Lessor.

48. Joinder of Lessor. Lessor shall not be required to join in any contest referred to in section 17 unless any Legal Requirement requires that such contest be brought by or in the name of Lessor, in which event Lessor shall join in such contest or permit the same to be brought in its name, provided that (a) Lessee shall pay all expenses in connection therewith and indemnify and save harmless Lessor from and against the same and any loss, and (b) Lessor shall not be required to join in such contest or permit the same to be brought or continued in its name or to take any action in connection therewith if such contest or action would in Lessor's opinion be prejudicial to its best interest as owner of the Leased Property or otherwise.

49. Occupant Agent for Service. Lessee hereby irrevocably constitutes and appoints such corporation, association, partnership, individual or other entity as from time to time shall be in actual possession of the Leased Property as the agent and attorney-in-fact of Lessee to accept service of process in any action, suit or proceeding by Lessor relating to this Lease or the Leased Property, and hereby irrevocably submits, for the purposes of any such action, suit or proceeding, to the jurisdiction of the courts of all jurisdictions in which the Leased Property is situated, provided that a copy of any process so served shall be mailed forthwith to Lessee as provided in section 50.

50. Notices, etc. All notices, demands, requests and other instruments under this Lease shall be in writing, and shall be considered properly given if sent by United States registered or certified mail, postage prepaid, (a) if to Lessee, addressed to Lessee at 441 Stuart Street, Boston 16, Massachusetts, or at such other address as Lessee from time to time may have designated by written notice to Lessor, and (b) if to Lessor, addressed to Lessor at 200 Berkeley Street, Boston 17, Massachusetts,
Attention: City Mortgage Department, or at such other address as Lessor from time to time may have designated by written notice to Lessee.

51. Definitions. As used herein the following terms have the following respective meanings:

additional rent: as defined in section 3.

affiliate: an entity controlling, controlled by or under common control with Lessee.

Agreement: as defined in section 5.

Basic Cost to Lessor: $19,856.39 plus the Cost of the New
Buildings from time to time as defined in the Agreement.

Basic Rent: as defined in section 2.

default: any failure on the part of Lessee to perform or comply with any of the provisions of this Lease, whether or not constituting an Event of Default.

Event of Default: as defined in section 35.

Impositions: all water, sewer and other rents, rates and charges, excises, levies, license fees, permit fees and other authorization fees and all other charges (in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen), of every character (including all penalties or interest thereon) which at any time during or in respect of any term of this Lease may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (a) the Leased Property or any part thereof or any rent therefrom or any estate, right or interest therein, or (b) any occupancy, use or possession of the Leased Property or any part thereof, other than any taxes, assessments (including without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term of this Lease), and other than any franchise, capital stock or similar tax of Lessor, or any income or excess profits tax of Lessor determined on the basis of its general income or revenues or any estate, inheritance, succession, gift, capital levy or similar tax of Lessor.

Insurance Requirements: all terms and provisions of each insurance policy covering or applicable to the Leased property or any part thereof, all requirements of the issuers of all such policies, all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions), and all reasonable rules and regulations of John Hancock Mutual Life Insurance Company in respect of any risks required to be insured against by it hereunder as to which it is a self-insurer, applicable to or affecting the Leased Property or any part thereof or any use or condition of the Leased Property or any part thereof.

Lease Modification Closing: as defined in the Agreement referred to in section 5.

Leased Buildings: as defined in section 1.

Leased Property: as defined in section 1.

Legal Requirements: all statutes, codes, laws, acts, ordinances, by-laws, orders, judgments, decrees, injunctions rules, regulations' permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Leased Property or any part thereof, or any of the streets, alleys, passageways, sidewalks, curbs, gutters, vaults and vault space adjoining the Leased Property or any part thereof, or any use, manner of use or condition of the Leased Property or any part thereof.

Lessee's Equipment: all machinery (whether or not affixed to the Leased Buildings), furniture, furnishings, and other personal property, other than items for which the Lessor made reimbursement of the cost to the Lessee, not used or procured for use in connection with the operation, maintenance or protection of the Leased Buildings as such, installed by Lessee in the Leased Buildings.

Restoration: as defined in section 21.

Taking: a taking of all or part of the Leased Property, or any interest therein or right accruing thereto, as the result of or in lieu of condemnation or eminent domain.

term of this Lease; term hereof: the preliminary term of this Lease and the initial term of this Lease and any renewal term of this Lease for which Lessee shalt have exercised its renewal option.

57. Purchase of Leased Property. Lessee may, by written notice to Lessor given not more than thirty nor less than eighteen months prior to the end of the initial term or any renewal term of this Lease elect to have the Leased Property appraised by three qualified appraisers, one of whom shall be promptly selected by Lessor, one of whom shall be promptly selected by Lessee and one of whom shall be promptly selected by said two appraisers selected by Lessor and Lessee, which appraisers shall undertake, at Lessee's sole expense, to appraise the Leased Property at least by the thirtieth day before the beginning of the last year of the then current term of this Lease. Upon receipt of a written appraisal agreed upon in writing by at least two of said appraisers, Lessee may, by written notice to Lessor given prior to the beginning of such last year, elect and, subject to obtaining necessary approvals of regulatory authorities having jurisdiction, become obligated to purchase the Leased Property at any time designated in such notice during such test year and at least sixty days after the date of such notice, for a Purchase Price equal to the then vale of the Leased Property as appraised by said appraisers, as aforesaid, which Purchase Price shall be increased by an amount equal to the net amount theretofore expended by Lessor to restore the Leased Property after any damage thereto or destruction or Taking thereof or successful assertion of title paramount thereto which occurred prior to such appraisal, and is reflected in such appraisal, and which Purchase Price shall be decreased by the appraised amount of any loss in value of the Leased Property due to any damage, destruction, successful assertion of title paramount or Taking referred to in sections 21, 23, 24 or 25 which occurred after such appraisal and is not reflected in such appraisal, to the extent that such loss has not been restored by Lessor, such appraised amount to be determined by said appraisers as soon as possible after the occurrence involving such decrease in value in the same manner as the Purchase Price was determined, provided, that such Purchase Price shall in no event be less than $250,000 if such purchase is made during the last year of the initial term of this Lease, nor less than $175,000 if such purchase is made during the last year of the first renewal term of this Lease, nor less than $100,000 if such purchase is made during the last year of the second renewal term of this Lease. If necessary approvals of regulatory authorities have not been obtained within 90 days of Lessee's notice of election, such election shall be voided without liability to Lessee or Lessor, and Lessee may elect, by written notice to Lessor given within 10 days after said 90 day period to extend this Lease for any renewal term or terms provided for in section 34, notwithstanding the fact that said notice would not otherwise be timely under said section 34.

If Lessee shall so notify Lessor, Lessor shall, on the date designated in such notice, furnish to Lessee at the place to which service of notices upon Lessee is then to be given under section 50 of this Lease, a quitclaim deed to the Leased Property, conveying to Lessee a good and marketable title in fee simple to the Leased Property, free and clear of all mortgages, liens, charges, encumbrances, easements, conditions and rights of reentry or forfeiture, subject only to: (a) this Lease; (b) matters, including, without limitation, those set forth in Schedule A hereto, existing at the date of this Lease; (c) all taxes, special assessments and Impositions and liens required to be paid as additional rent or otherwise or discharged by the Lessee under any of the provisions of this Lease; (d) acts done by the Lessee hereunder or by Lessor at the request of or with the consent of Lessee, and claims by persons claiming by, through or under the Lessee; and (e) all Takings, and all other matters, if any, to which this Lease is subject other than matters created by the Lessor hereunder or at the request of or with the consent of Lessor, and by persons, other than the Lessee and those claiming by, through or under the Lessee, claiming by, through or under the Lessor. If Lessor is unable, with the exercise of due diligence, to convey such title to Lessee, in addition to any other remedies conferred by law, Lessee may elect either (a) to take the title as it then is, and deduct from the Purchase Price liens or encumbrances of an ascertainable amount, or (b) to terminate its obligation to purchase the property, in which event the Lessee may (notwithstanding the fact that the Lessee may have elected to extend the term hereof, as provided in section 34) by notice in writing given to the Lessor within 3 months after the date of such failure, terminate this Lease as of the last day of any succeeding month, provided that not more than 6 full calendar months shall elapse between the date of such failure and the date of such termination or (c) to extend this Lease for any renewal term or terms as provided in section 34 upon written notice thereof given to Lessor within 2 months after the date of such failure or the earlier delivery by Lessor of written notice that it will so fail (notwithstanding the fact that such notice would not otherwise be timely under section 34). If such 2-month period extends beyond the end of any term of this Lease such term shall be deemed to be extended to the end of such period or the earlier election by Lessee so to extend this Lease.

53. Miscellaneous. Wherever in this Lease it is provided that any act or thing shall require the consent or approval of the Lessor, such requirement shall be deemed to include a provision that such consent or approval shall not be unreasonably withheld. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby. Neither this Lease nor any term or provision hereof may be changed, waived discharged or terminated orally; but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. The captions in this Lease are for convenience of reference only and shall in no way define, limit or describe any of the provisions of this Lease. This Lease may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument. The covenants and agreements of this Lease shall, subject to the provisions of this Lease, bind and inure to the benefit of Lessor, its successors and assigns, and Lessee, its successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
                                                      Lessor


Attest:  (CORPORATE SEAL)



Witness:






                                  MASSACHUSETTS ELECTRIC COMPANY
                                                                  Lessee



Attest:      (Corporate Seal)    By




Witness:

                            SCHEDULE A

    All and the same premises conveyed to John Hancock Mutual
Life Insurance Company, Grantee, by Massachusetts Electric
Company, Grantor, by deed dated December , 1964 duly recorded with Essex North District Registry of Deeds and therein described as follows:

`` ... a certain tract or parcel of land situated in North Andover, Essex County, Massachusetts, and shown on a plan entitled: "NEW ENGLAND POWER SERVICE COMPANY, PART OF NEW ENGLAND ELECTRIC SYSTEM, BOSTON, MASS. PLAN OF LAND IN NORTH ANDOVER, MASSACHUSETTS TO BE CONVEYED TO MERRIMACK-ESSEX ELECTRIC COMPANY BY GEORGE A. REA ET UX, SCALE 1"-200', DATE OCT. 24, 1957 L'6157", duly recorded with Essex North District Deeds, and bounded and described according to said plan as follows:

    Beginning at an iron rod on the Westerly side of Salem
Turnpike at the Southeasterly corner of land now or formerly of Florence B. Allicon;

    thence running S. 46 deg. 31' 48" E. by said Salem Turnpike,
1,058.95 feet to a stake at land now or formerly of Margaret R.
Simon;

    thence turning and running S. 57 deg. 46' W., 372.21 feet to a drill hole;

    thence turning and running S. 21 deg. 22' E., 164.49 feet to a drill hole;

    thence turning and running S. 23 deg. 17' 30" E., 26.94 feet to a drill hole;

    thence turning and running S. 16 deg. 06' E., 34.61 feet to a drill hole at land now or formerly of William Sheridan--said last four (4) courses and distances being by said land of Simon;

    thence turning and running S. 72 deg. 12' 30" W., 600.76 feet to a drill hole;

    thence turning and running S. 71 deg. 29' 30" W., 313 feet to a drill hole at Chestnut Street--said last two (2) courses and distances being by said land of Sheridan;

    thence turning and running N. 21 deg. 20' 30" W., 231.06 feet to a drill hole;

    thence turning and running N. 20 deg. 15' W., 162.35 feet to a drill hole;

    thence turning and running N. 23 deg. 19 W., 221.90 feet to a drill hole;

    thence turning and running N. 21 deg. 11' W., 175.21 feet to a drill hole;

    thence turning and running N. 14 deg. 53, W., 176.14 feet to a drill hole;

    thence turning and running N. 20 deg. 29' W., 82.42 feet to a drill hole;

    thence turning and running N. 13 deg. 44' W., 66.12 feet to a drill hole;

    thence turning and running N. 8 deg. 50' W., 36.38 feet to a drill hole;

    thence turning and running N. 15 deg. 27' W., 38.64 feet to a drill hole;

    thence turning and running N. 26 deg. 12' W., 58.81 feet to a drill hole;

    thence turning and running N. 25 deg. 46' W., 100.03 feet to a drill hole;

    thence turning and running N. 31 deg. 33' 26" W., 123.19 feet to an iron pipe at land now or formerly of Agnes M. Kmiec-- said last twelve (12) courses and distances being by said
Chestnut Street;

thence turning and running N. 80 deg. 10' 32" E. by said land of Kmiec, 474.86 feet to a point at said land of Allicon;

    thence turning and running S. 20 deg. 30' E., 120.80 feet to an iron rod;

    thence turning and running N. 76 deg. 35' E., 365.98 feet to the point of beginning--said last two (2) courses and distances being by said land of Allicon.

Containing according to said plan 31.4 acres of land.

    Being the same premises conveyed to Merrimack-Essex Electric
Company by George A. Rea and Charlotte P. Rea by deed dated
November 1, 1957 and recorded with said Deeds in Book 866, Page
107.

    Said Merrimack-Essex Electric Company merged with
Massachusetts Electric Company as of September 5, 1962. See
Confirmation of Merger recorded with said Deeds in Book 969, Page
1.

    Said parcel is conveyed together with all the Grantor's right. title and interest in and to Chestnut Street as shown on said plan and subject to an easement for drainage purposes conveyed to The Commonwealth of Massachusetts by George A. Rea and Charlotte P. Rea by Deed dated December 5, 1946 and recorded with said Deeds in Book 693, Page 170.

THE COMMONWEALTH OF MASSACHUSETTS }
COUNTY OF SUFFOLK                 }SS.

    On this     day of December, 1964, before me, appeared
and       , to me personally known, who being by me duly sworn,
did say that they are the        and         , respectively of
John Hancock Mutual Life Insurance Company, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them in behalf of said corporation by authority of its Board of Directors, and the said and _____________________acknowledged said instrument to be the free act and deed of said corporation.


                                            Notary Public.

                   (NOTARIAL SEAL)

                             My Commission expires



THE COMMONWEALTH OF MASSACHUSETTS }
COUNTY OF SUFFOLK                 } SS.

    On this day of December, 1964, before me, appeared     and
         , to me personally known, who being by me duly sworn,
did say that they are the         and            , respectively,
of Massachusetts Electric Company, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them on behalf of said corporation by authority of its Board
of Directors, and the said                and
acknowledged said instrument to be the free act and deed of said corporation.

                                            Notary Public.

                   (NOTARIAL SEAL)

                        My Commission expires

                                                 EXHIBIT B

    LEASE MODIFICATION AGREEMENT, dated 196 , between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY ("Lessor"), a Massachusetts corporation having its principal office and place of business at 200 Berkeley Street, in the City of Boston, County of Suffolk, The Commonwealth of Massachusetts, and MASSACHUSETTS ELECTRIC COMPANY ("Lessee"), a Massachusetts corporation having its principal office and place of business at 441 Stuart Street, in the City of Boston, County of Suffolk;, The Commonwealth of
Massachusetts:

    The Lease, dated __________________, between Lessor and
Lessee is hereby modified and amended as follows:

    1. Section 2. Section 2 of the Lease is modified and amended to read as follows:

    2. Basic Rent. Lessee will pay to Lessor, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the City Mortgage Department of Lessor at 200 Berkeley Street, Boston 17, Massachusetts, or at such place or to such agent as Lessor from time to time may designate, an annual basic rental (over and above the other additional payments to be made by Lessee as hereinafter provided) of (x) $_______ during the initial term of this Lease, payable in installments in advance, of (y) $_______ on the first day of the initial term of this Lease and on the first day of each succeeding calendar month. Such basic rental (or, if this Lease has been renewed as provided in section 34, the basic rental therein specified) is hereinafter sometimes referred to as the "Basic Rent". Except as otherwise specifically provided herein, the Basic Rent shall be due and payable to Lessor in each month during the entire respective terms of this Lease."

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.

              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
                                                      Lessor


              By ........................................

Attest:

 .........................................
                   Assistant Secretary


Witness:

 .........................................

 .........................................

                             MASSACHUSETTS ELECTRIC COMPANY,
                                                      Lessee


                        By .....................................


Attest:


 .........................................


Witness:

 .........................................

 .........................................

                                              Exhibit B-1(ii)

                                         AS EXECUTED

     LEASE dated December 30, 1964, between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY ("Lessor"), a Massachusetts corporation having its principal office and place of business at 200 Berkeley Street, in the City of Boston, County of Suffolk, The Commonwealth of Massachusetts, and MASSACHUSETTS ELECTRIC COMPANY ("Lessee"), a Massachusetts corporation having its principal office and place of business at 441 Stuart Street, in the City of Boston, County of Suffolk, The Commonwealth of Massachusetts:

     1. Leased Property -- Term of Lease. Upon the conditions, limitations, covenants and agreements set forth below, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following property (hereinafter sometimes collectively referred to as the "Leased Property"):

     All the land described in Schedule A hereto;

     TOGETHER WITH the buildings, structures, facilities, equipment, paving, surfacing and other improvements, other than Lessee's Equipment, now or hereafter located thereon (all of the foregoing improvements being hereinafter sometimes referred to as the "Leased Buildings"), and the appurtenances thereof;

     SUBJECT, HOWEVER, to (a) the rights, reservations, and restrictions of record, if any, set forth or referred to in Schedule A hereto; (b) zoning and building restrictions and governmental regulations now or hereafter affecting the Leased Property; (c) such state of facts as an accurate survey would show; and (d) rights, if any, of parties in possession other than Lessor;

     For a preliminary term commencing on the date hereof and expiring at midnight on the day next preceding the commencement of the initial term hereinafter provided for, unless this Lease shall sooner terminate as hereinafter provided;

     For an initial term commencing on the date of the Lease
Modification Closing in respect of this Lease provided for in the Agreement referred to in section 5 and expiring at midnight on a date falling thirty-five (35) years after such date of commencement, unless this Lease shall sooner terminate as hereinafter provided; and

     For a renewal term or terms as provided in section 34.

     2. Basic Rent. Lessee will pay to Lessor, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the City Mortgage Department of Lessor at 200

Berkeley Street, Boston 17, Massachusetts, or at such place or to such agent as Lessor from time to time may designate, an annual basic rental (over and above the other additional payments to be made by Lessee as hereinafter provided) of: (a) $1,141.74 during the preliminary term of this Lease, payable in installments in advance as follows: (b) $6.34 on the date hereof and (c) $95.15 on the first day of each succeeding calendar month; and (x) $_____ during the initial term of this Lease, payable in installments in advance as follows: (y) $_______ on the first day of the initial term of this Lease and on the first day of each succeeding calendar month [the amounts in (x) and (y) to be inserted by modification of this Lease pursuant to the Agreement referred to in section 5]. Such basic rental (or, if this Lease has been renewed as provided in section 34, the basic rental therein specified) is hereinafter sometimes referred to as the "Basic Rent". Except as otherwise specifically provided herein, the Basic Rent shall be due and payable to Lessor in each month during the entire respective terms of this Lease. During the preliminary term of this Lease payments of all rentals may be made as provided in the Agreement referred to in section 5 hereof.

     3. Additional Rent; Credit Against Rent. Lessee will also pay Lessor as additional yearly rental the sum of: ( 1 ) The amount of all real estate taxes on the Leased Property incurred during the preliminary term of this Lease (which payment may be made as provided in the Agreement referred to in section 5 hereof); and (2) during the initial term, and each renewal term, of this Lease the sum of the amounts, if any, by which (a) the real estate taxes payable on the Leased Property for any full year shall exceed $75,000; (b) such taxes for any portion of a full year shall exceed a proportionate amount of $75,000; (c) the cost for any full year of insurance of the types required by
Section 20 to be carried by Lessor shall exceed $6,000; and (d) the cost for any portion of a full year of such insurance shall exceed a proportionate amount of $6,000. Such additional rent shall be paid at least fifteen days before the respective items thereof are due and payable. An amount equal to the amount, if any, by which (i) such taxes are less than $75,000 and/or (ii) the cost of such insurance is less than $6,000 for any such full year during the initial term or any renewal term of this Lease, or proportionately for any portion of such a full year, shall be credited against the first rental or rentals payable under this Lease after receipt by Lessor of the respective bills for such items of additional rentals. Lessee shall also pay Lessor as additional rent amounts equal to all betterment assessments imposed on the Leased Property during the term hereof; such payments, if a betterment assessment is payable in installments, to be paid Lessor as the installments become due or, if a betterment assessment is payable in a single payment, to be paid Lessor in equal annual installments, the first installment to be paid on the due date of the assessment and one installment on the anniversary date in each of the next nine succeeding years of the term of this Lease, or each succeeding year of the remaining term if less than nine years. Lessee will also, as additional rent, pay all Impositions (such term, and certain other terms, are defined in section 51), costs, expenses, liabilities, obligations and other payments which Lessee in any of the provisions of this Lease assumes or agrees to pay (and reimburse Lessor for any payments thereof made by Lessor), and, in the event of any failure by Lessee to pay any of the same, Lessor shall have all rights and remedies provided for in this Lease, or by law in the case of nonpayment of the Basic Rent. Lessee will also pay Lessor, on demand, as additional rent, interest at the rate of 6% per annum on all overdue installments of Basic Rent. The provisions of this section are subject to section 17 relating to contests.

     4. No Abatement, etc. Lessee will pay the Basic Rent to Lessor and the additional rent to the appropriate payees thereof without notice or demand by Lessor, except as otherwise specifically required hereby, and, except as otherwise specifically required hereby, without abatement, deduction, counterclaim, set-off or defense, based on any claim against Lessor; Lessee shall not be entitled to quit, terminate or surrender this Lease, and shall not be relieved from its obligations to pay the full Basic Rent and additional rent or from any of its other obligations under this Lease, by reason of
(a) any prevention or curtailment of or interference with any use of the Leased Property or any part thereof for any purpose by any Legal Requirement (except as provided herein in respect of a Taking), or (b) any change of grade of any abutting street, or
(c) any damage to or destruction of or Taking of the Leased Buildings or successful assertion of title paramount in the Leased Property or any part thereof (except as otherwise specifically required hereby).

     5. Construction of Leased Buildings. Use of Leased Property. Lessee will proceed diligently with the construction and completion of the buildings and improvements on the land included in the Leased Property as provided in the agreement between Lessor and Lessee dated as of December 30, 1964, (herein sometimes called the "Agreement"), a copy of which is on file at the principal office of Lessor, and will otherwise duly and punctually perform its obligations thereunder. Lessee will use or permit the use of the Leased Property in connection with its business of supplying of electric utility service and goods generally to its customers, and, except incidentally and except for use by Lessee's affiliates and sublessees permitted hereunder in connection with their respective businesses, will not use or permit the use of the same for any other purpose without Lessor's prior written consent. Lessee will not permit any occupancy or use of any part of the Leased Property contrary to any Legal Requirement or Insurance Requirement or permit any nuisance in, at or on the Leased Property or any abandonment or waste of the Leased Property or any part thereof.

     6. Lessee's Equipment. All Lessee's Equipment shall be the property of Lessee, provided that (a) upon the occurrence of any Event of Default, Lessor shall, to the extent permitted by law, have (in addition to all other rights) a lien on Lessee's interest in all Lessee's Equipment (to the extent such a lien may be created without violation of any other agreement or obligation of Lessee with respect to such Lessee's Equipment) on the Leased Property as security for all rent, including additional rent, due and payable under this Lease, and (b) any Lessee's Equipment not removed by Lessee at its expense within 30 days after any termination of this Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor, and Lessee will pay Lessor upon demand all net costs and expenses incurred by Lessor in removing, storing or disposing of the same. Lessee will immediately repair at its expense all damage to the Leased Property caused by any removal of Lessee's Equipment therefrom, whether effected by Lessee or Lessor. Lessor shall not be responsible for any loss of or damage to Lessee's Equipment.

     7. Alterations and Additions. Lessee may make, at its expense, reasonable alterations of and additions to the Leased Buildings and may construct additional buildings and other improvements on the Leased Property, provided that in all cases (including alterations or additions involved in any repair pursuant to sections 6 or 12) the alteration or addition (a) does not change the general character of the Leased Buildings or adversely affect their fair market value, (b) is effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements, (c) is promptly and fully paid for by Lessee, and (d) is made, in case the estimated cost exceeds $100,000, either (x) under the supervision of an architect or engineer satisfactory to Lessor and in substantial accordance with detailed plans and specifications and cost estimates approved by Lessor, and after Lessee shall have furnished to Lessor, if requested, a performance bond, or other security, satisfactory to Lessor or (y) pursuant to a proposal satisfactory to Lessor as evidenced by it in writing.

     8. Improvements, etc., on Property of Lessor. All buildings, structures, improvements, fixtures, machinery, apparatus, equipment, changes, alterations, repairs, replacements, renewals, additions, betterments, restoration and rebuilding erected, made or installed by Lessee in or upon or used for the operation, maintenance or protection of the Leased Property, as such (other than Lessee's Equipment), shall immediately be and become the property of Lessor and shall thereafter constitute part of the Leased Property.

     9. Impositions. Subject to section 17 relating to contests, Lessee will pay all Impositions before any interest, penalty, fine or cost may be added for non-payment, provided that
(a) if, by law, any Imposition may at the option of the payor be paid in installments, Lessee may exercise such option, and, in such event, Lessee shall give Lessor prompt written notice of such exercise and shall pay all such installments (and interest, if any) becoming due during the term of this Lease as the same respectively become due and before any further interest or any penalty, fine or cost may be added thereto; and (b) any Imposition relating to a period, a part of which is included within the term of this Lease and a part of which extends beyond such term, shall, if an Event of Default shall not then exist under this Lease, be apportioned between Lessor and Lessee as of the expiration of such term. Lessee will furnish to Lessor and to each holder of any mortgage on the Leased Property, for inspection, within 30 days after the date when any Imposition (unless being contested in conformity with section 17) would become delinquent, official receipts, or other proof satisfactory to Lessor or such mortgagee, as the case may be, evidencing the payment of such Imposition. Lessor will pay in full when due and payable all real estate taxes and betterment assessments in respect of the Leased Property, except such as are includible in additional rent and are not paid to Lessor by Lessee when such additional rent is due, provided, however, that Lessor may contest, by appropriate legal proceedings the amount or validity or application, in whole or in part, of any tax or betterment assessment, provided that (a) such proceedings shall operate to suspend the collection thereof from the Leased Property, (b) neither the Leased Property nor any part thereof would be in substantial danger of being forfeited or lost, and (c) Lessor shall have furnished such security, if any, as may be required in the proceedings.

     10. Compliance with Legal and Insurance Requirements, etc. Subject to section 17 relating to contests, Lessee at its expense will comply with all Legal Requirements, and all reasonable Insurance Requirements of which Lessee shall have been given written notice, unless variance therefrom is consented to in writing by Lessor, whether or not compliance therewith shall require structural changes in the Leased Buildings, will procure and maintain all permits, licenses and other authorizations required for any use of the Leased Property or any part thereof then being made, and for the lawful and proper installation, operation and maintenance of all equipment and appliances necessary or appropriate for the operation and maintenance of the Leased Property, and will comply with any former instruments of record affecting the Leased Property or any part thereof at the time in force.

     11. Condition of Leased Property. Lessee is and will be fully familiar with the physical condition of the Leased Property from time to time. Lessor has made and will make no representations as to the condition of the Leased Property or the fitness or availability of the Leased Property for any particular use, and Lessor shall not be liable for any latent or patent defect therein, as it may exist from time to time.

     12. Repairs, etc. Subject to reasonable wear and tear, Lessee will maintain the Leased Buildings as first class property of the type of which they consist, will keep the Leased Property and the sidewalks, curbs, vaults and vault space, if any, adjoining the Leased Property in good and clean order and condition, and will make all necessary or appropriate repairs, replacements, renewals and betterments thereof, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen, all at the expense of the Lessee, except that during the initial term and each renewal term of this Lease there shall be credited at Lessee's option against the rent hereunder in respect of amounts actually expended by Lessee for exterior repairs of the Leased Buildings an amount not exceeding $5,000 in each year during such terms while this Lease or any extension or renewal thereof is in effect, and to the extent such credit is not so taken in any such year it may be accumulated and so taken in any subsequent year or years at any time prior to the termination or other expiration of this Lease. Upon any such termination or expiration Lessee shall be compensated by Lessor, by credit against rent due hereunder or otherwise, for the full aggregate amount of such accumulated credits to the date of such termination or expiration, whether or not amounts in respect of such credits have actually been expended by Lessee. Lessee will, at its expense, and will hold the Lessor harmless from such expense, take all action necessary to insure that the Leased Property will at all times be provided with adequate facilities for drainage of surface water and will promptly comply with all Legal Requirements in such connection.

     13. Shoring, etc. Lessee at its expense will do or cause others to do all shoring of foundations and walls of the Leased Buildings or of the ground adjacent thereto, and every other act, necessary or appropriate for the safety and preservation thereof by reason of or in connection with any excavation or other building operation upon the Leased Property or any adjoining property, whether or not the owner of the Leased Property shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

     14. Replacement of Building Equipment. Lessee may, from time to time, so long as it shall not be in default under this Lease, remove and dispose of any equipment in the Leased Buildings, provided that (except as to Lessee's Equipment).

Lessee shall promptly replace such equipment with other equipment at least equal in value and general utility to that removed.

     15. Discharge of Liens, etc. Subject to section 17 relating to contests, Lessee (unless such be created by Lessor or those claiming through Lessor and not through Lessee) will not create or permit to be created or to remain, and will discharge, any lien, any rights in derogation of Lessor's title to the Leased Property, any encumbrance or charge on account of any Imposition or any mechanic's, laborer's, materialman's or vendor's lien (including any such lien arising out of or due to labor performed or materials furnished prior to the date of this Lease) or any mortgage, chattel mortgage, conditional sale or title retention agreement, or otherwise, upon the Leased Property or any part thereof, or upon Lessee's leasehold interest therein (other than general mortgages of Lessee or any of its affiliates securing publicly held securities of Lessee or its affiliates), provided that the existence of any mechanic's, laborer's, materialman's or vendor's lien or right thereto shall not constitute a violation of this section if payment of the sum involved is not yet due under the terms of the contract in question. Subject to said section 17, Lessee will not enter into any contract providing for the postponement of any such payment for more than 30 days after completion of the work.

     16. No Claims against Lessor. Except as otherwise specifically contemplated by sections 21 and 25, nothing contained in this Lease shall constitute the consent or request of Lessor, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Leased Property or any part thereof, nor as giving Lessee any authority to contract for or permit the rendering of any services or the furnishing of any materials or other property, so as to permit the making of any claim against Lessor.

     17. Contests. After prior written notice to Lessor and to each holder known to Lessee, or of record, of any mortgage on the Leased Property, Lessee may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any taxes or assessments includible in additional rent or any Imposition or other Legal Requirement or any lien, encumbrance or charge referred to in section 15, provided that (a) in the case of any such unpaid tax, assessment or Imposition, such proceedings shall operate to suspend the collection thereof from Lessor or the Leased Property, (b) in the case of a Legal Requirement, neither the Lessor nor any mortgagee of the Leased Property would be in danger of civil or criminal liability for failure to comply therewith, (c) neither the Leased Property nor any part thereof would, in the judgment of Lessor or any such mortgagee, be in substantial danger of being forfeited or lost, and (d) Lessee shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by Lessor or such mortgagee.

     18. Utility Services. Lessee will pay or cause to be paid all charges for all public or private utility services and all sprinkler-system and protective services at any time rendered to or in connection with the Leased Property or any part thereof, will comply with all contracts relating to any such services, and will do all other things required for the maintenance and continuance of all such services.

     19. Lessee's Insurance. Lessee at its expense will maintain or cause to be maintained with insurers approved by Lessor (a) during all terms of this Lease public liability insurance and property damage liability insurance against any accident, injury or damage to any person or property occurring on or about the Leased Property or any part thereof in amounts and coverage approved in writing by Lessor, (b) during all terms of this Lease appropriate workmen's compensation insurance in respect of any work on or about the Leased Property and (c) during the preliminary term of this Lease insurance with respect to the Leased Buildings against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, boiler explosion, war risks (when and to the extent insurance against the same is obtainable from the United States Government or any agency thereof), and other risks customarily insured against by persons in businesses similar to that of Lessee, as determined in good faith by Lessee, all in amounts not less than the full insurable value (actual replacement value less actual physical depreciation, exclusive of cost of excavations, foundations and footings below the underside of the lowest basement floor if excluded by the policy) of the Leased Buildings as determined at Lessee's expense from time to time. In each case such policies of insurance required by this section shall be payable to Lessee and Lessor as their interests may appear and may be under a blanket policy approved in writing by Lessor and may have "deductible" clauses in amounts not exceeding $10,000 in respect of any one event of casualty or such greater amount as Lessor may approve in writing. In case there shall occur any damage to or destruction of any of the Leased Buildings or any part thereof by hazards to be insured against by Lessee under (c) above, Lessee will promptly give written notice thereof to Lessor and, subject to the provisions of section 23, Lessee at its expense will promptly commence and complete with due diligence the restoration, repair, replacement or rebuilding (hereinafter collectively referred to as "Restoration") of the Leased Buildings to as nearly as possible their value, condition and character immediately prior to such damage or destruction, with such alterations or additions, if any, as may be mutually agreed upon by Lessor and Lessee.

     20. Lessor's Insurance. Lessor, at its expense, during the initial and renewal terms of this Lease, will maintain insurance with respect to the Leased Buildings against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, boiler explosion, war risks (when and to the extent insurance against the same is obtainable from the United States Government or any agency thereof), and other risks customarily insured against by persons in businesses similar to that of Lessee, as determined in good faith by Lessor, all in amounts not less than the then full insurable value (actual replacement value less actual physical depreciation, exclusive of cost of excavations, foundations and footings below the underside of the lowest basement floor if excluded by the policy) of the Leased Buildings as determined from time to time at Lessee's expense when requested by Lessee but not more frequently than once in any three years. If John Hancock Mutual Life Insurance Company is not the Lessor hereunder, Lessor will furnish Lessee not more often than annually with reasonable evidence of such insurance at the written request of Lessee. John Hancock Mutual Life Insurance Company may in any case be a self-insurer or co-insurer against any risks.

     21. Restoration if Damage or Destruction. In case there shall occur any damage to or destruction of any of the Leased Buildings or any part thereof by hazards to be insured against by Lessor during the initial or any renewal term of this Lease, Lessee will promptly give written notice thereof to Lessor and, subject to the provisions of section 23, Lessor at its expense will promptly commence and complete with due diligence the Restoration of the Leased Buildings to as nearly as possible their value, condition and character immediately prior to such damage or destruction, with such alterations or additions, if any, as may be mutually agreed upon by Lessor and Lessee.

     22. Abatement of Rent. In case there shall occur any damage to or destruction of any of the Leased Buildings or any part thereof by hazards to be insured against by Lessor, and such damage or destruction shall be so extensive as to render the whole or any part thereof unsuitable for occupancy by Lessee for the purposes for which Lessee occupied the same immediately prior to such occurrence, a just proportion of the Basic Rent, according to the nature and extent of the injury to the Leased Buildings, shall be suspended or abated until the Leased Buildings shall have been repaired or restored by Lessor at its expense to substantially the same condition they were in immediately prior to such casualty.

     23. Right to Terminate in Case of Certain Damage, etc. In case there shall occur any damage to or destruction of any of the Leased Buildings, (a) if by such damage or destruction 60% or more of the gross interior floor area of the building or buildings then constituting the Leased Buildings (but not including in any such computation any floor area of buildings used substantially exclusively for housing heating and air conditioning apparatus) has been rendered unsuitable for occupancy by Lessee for the purposes for which Lessee occupied the same immediately prior to such occurrence, then either Lessor or Lessee may terminate this Lease by 30 days' prior written notice to the other given within 60 days after such damage or destruction, or (b) if 100% of such floor area has been so rendered unsuitable, then this Lease shall terminate ipso facto. Lessor shall not have any claim against Lessee for any deficiency in the proceeds of insurance recovered on account of such damage or destruction.

     24. Termination as Result of Taking or Title Paramount. In the event of a Taking of or the successful assertion of title paramount in the entire Leased Property or the entire Leased Buildings, this Lease shall terminate ipso facto, and in the event of a Taking or the successful assertion of title paramount involving 50% or more of the gross interior floor area of the building or buildings then constituting the Leased Buildings (but not including in any such computation any floor area of buildings used substantially exclusively for housing heating and air conditioning apparatus), then either Lessor or Lessee may terminate this Lease as of the date of such Taking or successful assertion by 30 days' prior written notice to the other given within 60 days after such Taking or successful assertion. Lessor shall not have any claim against Lessee for any deficiency in the proceeds of awards or insurance recovered on account of any such Taking or successful assertion, as the case may be.

     25. Taking or Title Paramount not Resulting in Termination. In the event of a Taking of or the successful assertion of title paramount in part of the Leased Property or of a temporary easement or interest therein, not resulting in termination of this Lease, then this Lease and the term hereof shall continue in full force and effect and a just proportion of the Basic Rent according to the nature and extent of the part so taken or affected shall be suspended or abated until the Leased Property or what remains thereof not so taken or affected shall be put in proper condition by Lessor for occupation by Lessee for the purposes for which Lessee occupied the same immediately prior to such Taking or successful assertion, and thereafter the Basic Rent shall be abated for the balance of the term of this Lease according to the nature and extent of the part so taken or affected. Lessor will, in any such event, promptly undertake, at its expense, to put in proper condition the Leased Property or what remains thereof for occupation by Lessee for the purposes for which Lessee occupied the same immediately prior to such Taking or successful assertion.

     26. Damages for Taking. Lessor reserves to itself, and Lessee assigns to Lessor, all rights to damages accruing on account of any Taking or by reason of any act of any public or quasi-public authority (other than changes of grade) for which damages are payable. Lessee agrees to execute such instruments of assignment as may be reasonably required by Lessor and to join in any petition for the recovery of such damages if requested by Lessor, and to turn over to Lessor any damages that may be recovered in any such proceeding. It is agreed and understood, however, that Lessor does not reserve to itself, and Lessee does not assign to Lessor, any portion of the award allocable to Lessee's Equipment or specifically paid on account of consequential damages to Lessee for the disturbance of its occupancy of the Leased Property under laws in effect at the time of such Taking.

     27. Change of Grade. In case the grade of any street abutting on the Leased Property shall be changed, Lessee, at its expense, will promptly effect whatever Restoration is necessary to restore the Leased Property to substantially its former condition and utility and, in case the cost of such Restoration shall exceed Lessee's award and any interest paid in respect thereof, Lessor's award shall be applied (after deducting all costs, fees and expenses of Lessor not paid by Lessee incident to the collection thereof), if Lessee is not in default under this Lease, to reimburse Lessee for the excess upon receipt by Lessor of evidence reasonably satisfactory to Lessor of the cost and completion of such Restoration.

     28. Award if Lessee in Default. Anything in this Lease to the contrary notwithstanding, if at the time of any Taking or any change of grade, or at any time thereafter, Lessee shall be in default under this Lease and such default shall continue, Lessor shall be empowered, in the name of Lessee or otherwise, to file and prosecute Lessee's claim, if any, for an award on account of the Taking or change of grade and to collect such award and apply the same, after deducting all costs, fees and expenses of Lessor incident to the collection thereof, to the curing of such default and any other then existing defaults under this Lease; any balance remaining after such application and after Lessor shall have received therefrom the amount, if any, required by the provisions of section 26 (if applicable) to be received by Lessor on account of rights to damages assignable to Lessor by Lessee, shall, unless the term of this Lease shall have expired, be paid to Lessee.

     29. Indemnification of Lessor. Lessee will protect, indemnify and save harmless Lessor from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees and expenses, which may be imposed upon or incurred by or asserted against Lessor by reason of (a) any accident, injury or damage to any person or property occurring on or about the Leased Property or any part thereof, (b) any use, non-use or condition of the Leased Property or any part thereof, (c) any claim for the performance of labor or the furnishing of materials or other property in respect of the Leased Property or any part thereof except to the extent Lessor is obligated in these respects pursuant to sections 21 and 25, and (d) any failure on the part of Lessee to perform or comply with any of the provisions of this Lease. In case any action or proceeding is brought against Lessor by reason of any such occurrence, Lessee upon Lessor's request will at Lessee's expense resist and defend such action or proceeding, or cause the same to be resisted and defended, either by counsel designated by Lessee and approved by Lessor, or, where such occurrence is covered by liability insurance, by counsel designated by the insurer.

     30. Restriction against Mortgages, Assignments, Subleases, etc. Except to affiliates and to others for stores and service facilities which are for the convenience of the occupants of the Property, and except to such others as Lessor may approve in writing, Lessee's interest in this Lease may not (other than by general mortgages of Lessee or any of its affiliates securing publicly held securities of Lessee or its affiliates) be mortgaged, encumbered, assigned, subleased or otherwise transferred, in whole or in part, by Lessee or by operation of law, merger, consolidation or otherwise and, except as aforesaid, no part of the Leased Property may be made the subject of any license or privilege, and without, in the case of any such assignment or transfer of any interest in this Lease, the execution and delivery to Lessor by the assignee or transferee of an instrument, satisfactory in substance and form to Lessor, whereby such assignee or transferee assumes all, or a proportionate part, of the obligations of Lessee under this Lease. From and after any such assignment or transfer the obligations of each such assignee and transferee and of the original Lessee named as such in this Lease to fulfill all of the obligations of Lessee under this Lease shall be joint and several, and the obligations of such original Lessee under this Lease shall continue in full force and effect as the obligations of a principal and not as the obligations of a guarantor or surety.

     31. Assignment of Subrents, etc. Lessee hereby irrevocably assigns to Lessor all rents due or to become due from any assignee or sublessee of this Lease or any tenant or occupant of the Leased Property or any part thereof, together with the right to collect and receive the same, provided that so long as Lessee is not in default under this Lease, Lessee shall have the right to collect and receive such rents for its own uses and purposes. Upon any default by Lessee under this Lease, Lessor shall, until such default shall have been cured, have absolute title to such rents and the absolute right to collect the same, provided that unless Lessor gives written notice to any assignee or sublessee or any tenant or occupant of the Leased Property permitted hereunder that Lessee is in default under this Lease no such assignee, sublessee, tenant or occupant shall be held liable to Lessor for making payment of such rents to Lessee. Lessor shall apply to the Basic Rent or additional rent due under this Lease the net amount (after deducting all costs and expenses of collection) of any rents so collected and received by it.

     32. Performance on Behalf of Other Party. If either Lessee or Lessor at any time shall fail to make any payment or perform any act required by this Lease to be made or performed by it, the other party, without notice to or demand upon the party so failing and without waiving or releasing the party so failing from any obligation or Event of Default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the party so failing. All sums so paid and all costs and expenses (including, without limitation, attorney's fees and expenses) so incurred, together with interest thereon at the rate of 6% per annum from the date of payment or incurring, shall be paid by the party so failing to the other party on demand, and, if Lessee is the party so failing, shall constitute additional rent payable by Lessee under this Lease.

     33. Entry by Lessor. Lessor and its authorized representatives shall have the right to enter the Leased Property at all reasonable times (a) for the purpose of inspecting the same or for the purpose of doing any work under sections 21, 25 or 32, and may take all such action thereon as may be necessary or appropriate for any such purpose (nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Lessor to make any such inspection, or do any such work except as provided in sections 21 and 25), and (b) for the purpose of showing the Leased Property to prospective purchasers or mortgagees and, at any time within 12 months prior to the expiration of the then current term of this Lease (unless Lessee theretofore shall have given Lessor written notice of its election to purchase the Leased Property or unless Lessee, if entitled to renew this Lease for a further term, theretofore shall have given Lessor written notice of its election to renew), for the purpose of showing the same to prospective tenants, and within such period to attach to the Leased Buildings advertisements for sale or letting. No such entry shall constitute an eviction of Lessee.

     34. Renewal Terms. The term of this Lease may, at the option of Lessee (evidenced by written notice given to Lessor at least 12 months prior to the expiration of the initial term or then current renewal term), be extended for five years (such period being herein sometimes referred to as a "renewal term"), but such right of extension may not be exercised for more than three such renewal terms, provided, in each case, that the Lessee shall not be in default under this Lease and that this Lease shall not have been theretofore terminated for any reason. Each renewal term shall be upon the same terms, covenants and conditions as are provided in this Lease in respect of the initial term, except that Lessee shall have no option to extend the term of this Lease beyond the last such renewal term and except that the Basic Rent for each such renewal term shall be an amount per annum equal to $159,920, less $2,464 or a proportionate part thereof for each $100,000 or part thereof by which the Basic Cost to Lessor is less than $3,000,000. The Basic Rent for each renewal term shall be payable in equal monthly installments in advance on the first day of each calendar month. A new lease need not be executed upon the exercise of any of these options, and this Lease will remain in full force and effect, changed only as to matters specified in this section.

     35. Events of Default. If any one or more of the following events (herein sometimes called an "Event of Default" or "Events of Default") shall happen:

          (a) if default shall be made in the due and punctual payment of any Basic Rent, when and as the same shall become due and payable; or

          (b) if default shall be made in the due and punctual additional rent payable under this Lease, when and as the same shall become due and payable, and such default shall continue for a period of 10 days; or

          (c) if default shall be made by Lessee in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Lease other than those referred to in the foregoing subdivisions
     (a) and (b), and such default shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; or

          (d) if Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Leased Property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

          (e) if a petition shall be filed against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed or unstayed for an aggregate of 90 days (whether or not consecutive), or if any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Leased Property shall be appointed without the consent or acquiescence of Lessee and such appointment shall remain unvacated or unstayed for an aggregate of 90 days (whether or not consecutive);

then and in any such event Lessor at any time thereafter may give written notice to Lessee specifying the occurrence giving rise to such Event of Default or Events of Default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least 10 days after the giving of such notice, and upon the date specified in such notice, subject to the provisions of section 37 relating to the survival of Lessee's obligations, the term of this Lease and the estate and interests hereby demised shall expire and terminate by limitation and all rights of the Lessee under this Lease shall cease unless before such date (i) all arrears of Basic Rent and additional rent and all other amounts payable by Lessee under this Lease, together in each case with interest thereon at the rate of 6% per annum from the time when the same became due and payable, and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by or on behalf of Lessor in the premises, shall have been fully paid by Lessee, and (ii) all other defaults at the time existing under this Lease shall have been fully cured and made good or secured to the satisfaction of Lessor. Lessee will pay, as additional rent hereunder, all costs and expenses incurred by or on behalf of Lessor, including, without limitation, attorneys' fees and expenses, occasioned by any default by Lessee under this Lease.

     36. Repossession, Re-letting, etc., by Lessor. At any time after any expiration of the term of this Lease as provided in section 35, Lessor, without further notice and with no liability to Lessee, may repossess the Leased Property, by force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all property from the Leased Property. After any such expiration, Lessor shall use reasonable efforts and diligence, (a) to re-let the Leased Property for such term or terms and on such terms and conditions as are practicable in the light of all the circumstances then existing and (b) to collect and receive the rents therefrom, all as determined in good faith by Lessor, and Lessor shall not otherwise be liable for any failure to collect any rent due upon any such re-letting.

     37. Survival of Lessee's Obligations; Damages. No expiration of the term of this Lease or repossession of the Leased Property, as provided in sections 35 and 36, shall relieve
Lessee of its liability and obligations under this Lease, all of which shall survive any such expiration or repossession.

     (A) In the event of any such expiration, Lessee shall pay to Lessor the Basic Rent and all additional rent and other charges required to be paid by Lessee up to the time of such expiration, and thereafter Lessee, until the end of what would have been the term of this Lease in the absence of such expiration and whether or not the Leased Property or any part thereof shall have been re-let, shall be liable to Lessor for, and shall pay to Lessor, as and for liquidated agreed current damages for Lessee's default:

          (a) the Basic Rent (less an amount equal to $5,000 per annum) and all additional rent, less any credits provided for in section 3, and other charges which would be payable under this Lease by Lessee if the term of this Lease had not expired, less

          (b) the net proceeds, if any (which shall include, whether or not paid to Lessor, all amounts paid by the lessee under such re-letting specifically in respect of real estate taxes on the Leased Property and insurance on the Leased Property of the types required to be carried by Lessor by section 20) of any re-1etting effected for the account of Lessee pursuant to the provisions of section 36, after deducting all Lessor's expenses in connection with such re-1etting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation for such re-letting, and excluding, without limitation, expenses for such real estate taxes or insurance.

Lessee shall pay such current damages to Lessor monthly on the days on which the Basic Rent would have been payable under this Lease if the terse of this Lease had not expired, and Lessor shall be entitled to recover the same from Lessee on each such day.

     If any statute or rule of law governing a proceeding in which such liquidated final damages are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

     (B) At any time after such expiration, Lessee may pay to Lessor a sum equal, if such expiration is during the preliminary term of this Lease, to the Basic Cost to Lessor, and, if such expiration is during the initial or any renewal term of this

Lease, an amount equal to the aggregate of the discounted values of the monthly installments of the Basic Rent (less an amount equal to $5,000 per annum) from the date of such payment to the date the then current term of this Lease would have normally expired had such expiration not occurred, obtained by the monthly application of a discount rate of 5% per annum, whereupon, after such payment, all of Lessee's liabilities and obligations for the payment of Basic Rent under this Lease, except such as have theretofore accrued and remain unsatisfied, shall cease. In such event, Lessee shall be entitled to be paid by Lessor, at least annually, until the then current term of this Lease would have expired had such expiration not occurred, an amount (which together with other such amounts paid by Lessor to Lessee from and after such election shall not be in excess of the total rentals that would be payable by Lessee during the entire remaining portion of the then current term of this Lease) equal to the net proceeds received by Lessor from any re-letting of the Leased Property (which shall include, whether or not paid to Lessor, all amounts paid by the lessee under such re-letting specifically in respect of (i) real estate taxes on the Leased Property and (ii) insurance on the Leased Property of the types required by section 20 to be carried by Lessor) after all Lessor's expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation for such re-letting (Lessor's expenses shall not include expenses for real estate taxes or insurance of the types required to be carried by Lessor by section 20), all as determined by Lessor in accordance with Lessor's accounting practices and principles, provided, however, that at any time, prior to the time the current term of this Lease in effect at the time of such expiration would have expired but for such expiration, when Lessor has re-let or re-lets the Leased Property or any part thereof, it will, upon the written request of Lessee, in respect of any such re-letting which is made under a lease for a term of years to a lessee who, or whose obligations under such lease are guaranteed by a guarantor who, in the reasonable judgment of Lessor, is a credit risk substantially as good as Lessee, pay to Lessee, in lieu of that portion of the annual payments of net proceeds of re-letting previously provided for in this sentence which are of the character of the proceeds included in the payment of discounted installments provided for below, an amount (which together with other such amounts shall not be in excess of the amount that Lessee would have been entitled to pay to Lessor in lieu of the annual payments of Basic Rent previously provided for in this section had this Lease so expired on the date of such payment by Lessor) equal to the aggregate of the discounted values of the installments of the net proceeds to be received under any such re-letting that are not of the character of additional rent under this Lease, including in such proceeds any amounts, whether or not paid to Lessor, up to $75,000 per annum payable by the lessee under such re-letting specifically in respect of real estate taxes on the Leased Property and any amounts up to $6,000 per annum payable by the lessee under such re-letting specifically in respect of insurance of the types required to be carried by Lessor by section 20, from the date of such payment to the earlier of (a) the date the then current term of the lease under which such re-letting is effected would normally expire or
(b) the time the current term of this Lease in effect at the time of such expiration of this Lease would have expired but for such expiration of this Lease, obtained by the application, at such times as installments of such rents fall due, of a discount rate of 5% per annum, and provided, further, that if in any year during such period the real estate taxes on the Leased Property are less than $75,000 and/or the cost of such insurance is less than $6,000, the Lessor will compensate Lessee for any such differential by an appropriate credit or credits against additional rent or otherwise; Lessor shall also pay to Lessee, as received, any additional such proceeds up to an amount equal to the amount by which such proceeds theretofore paid by Lessor to Lessee have been, since the date of such election, less than the aggregate of the installments of Basic Rent due from the date of such election.

     (C) At any time after any such expiration, whether or not Lessor shall have collected any current damages under (A) above and whether or not any action shall have been taken under (B) above, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, within 30 days after demand as and for liquidated and agreed final damages for Lessee's default and in lieu of all damages beyond the date of such payment, an amount equal to the excess, if any, of

     (x) The Basic Rent (less an amount equal to $5,000 per annum) and additional rent and other charges which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Lessee shall have satisfied in full its obligation under this section to pay current damages) for what would be the then unexpired term of this Lease if the same remained in effect, over

     (y) the then fair net rental value of the Leased Property for the same period,

minus a part of any amount paid by Lessee to Lessor under (B) above equal to the amount that Lessee would have been entitled to pay to Lessor under (B) above had such payment been made on the date of such payment of liquidated damages and plus a part of any amount paid by Lessor to Lessee under (B) above equal to the amount that Lessor would have had to pay to Lessee under (B) above had such payment been requested and made on the date of such payment of liquidated damages, whereupon, after such payment, all of Lessee's liabilities and obligations under this

Lease, except such as have theretofore accrued and remain unsatisfied, shall cease.

     38. Lessee's Waiver of Rights. In the event of any expiration of the term of this Lease, Lessee so far as permitted by law, hereby expressly waives (a) any notice of re-entry or of the institution of legal proceedings to that end, (b) any right of redemption or re-entry or re-possession or to restore the operation of this Lease, (c) any right to a trial by jury in the event of summary proceedings, and (d) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

     39. No Waiver, etc., by Lessor. No failure by Lessor to insist upon the strict performance of any provision of this Lease or to exercise any right, power, or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or provision. No waiver of any breach shall affect or alter this Lease which shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     40. Lessor's Remedies Cumulative, etc. Each right, power and remedy of Lessor provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other such rights, powers or remedies.

     41. Surrender of Leased Property. Lessee shall, upon any expiration or earlier termination of this Lease peaceably vacate and surrender to Lessor the Leased Property in good order, condition and repair (ordinary wear and tear, and damage, destruction, successful assertions of title paramount and Takings referred to in sections 21 and 25 excepted) except as permitted by sections 23 and 24.

     42. Quiet Enjoyment. Lessee, upon paying the Basic Rent and all additional rent and other charges provided for in this Lease and performing and complying with all the provisions of this Lease, shall, in addition to its rights under sections 24 and 25, lawfully and quietly hold, occupy and enjoy the Leased Property during the terms of this Lease without hindrance or molestation of Lessor, or others claiming through Lessor and not through Lessee, subject, however, to the matters, referred to in section 1 and subject to any Taking and to any acts of God or the public enemy or the armed forces of the United States.

     43. Conveyance by Lessor. In case John Hancock Mutual Life Insurance Company, the original Lessor hereunder, or any successor owner of the Leased Property, shall convey or otherwise dispose of the Leased Property, all liabilities and obligations on the part of said Company or successor owner as Lessor under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner.

     44. Certificate as to Defaults, etc. Within 90 days after the end of each calendar year, Lessee will furnish to Lessor a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of Lessee to the effect that there exists no condition or event which constitutes an Event of Default, or which, after notice or lapse of tune or both, would constitute an Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Lessee is taking or proposes to take with respect thereto.

     45. Estoppel Certificate by Lessee. Lessee at any time or from time to time at the request of Lessor will execute, acknowledge and deliver to Lessor a certificate by Lessee certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) whether or not there are then existing any offsets or defenses against the enforcement of any of the provisions of this Lease (and, if so, specifying the same) and
(c) the dates, if any, to which the Basic Rent and additional rent and other charges have been paid in advance. Any such certificate may be relied upon by any prospective purchaser or mortgagee of the Leased Property or any part thereof.

     46.  Furnishing of Financial Statements, etc. So long as
Lessor shall be John Hancock Mutual Life Insurance Company,
Lessee will furnish, or cause to be furnished, to Lessor

     (a) as soon as practicable after the end of each fiscal year and in any event within 120 days thereafter, a balance sheet of Lessee (in consolidated form if Lessee shall have any consolidated subsidiaries) as at the end of such year and a statement of income and of surplus of Lessee (in consolidated form if Lessee shall have any consolidated subsidiaries) for such year, setting forth in each case in comparative form corresponding figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized standing selected by Lessee and approved by Lessor; and

     (b) with reasonable promptness, such other information regarding Lessee and the Leased Property and the use thereof as Lessor from time to time may reasonably request.

     47. Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof or of any interest therein by Lessee shall be valid or effective unless required by the provisions of this Lease or unless agreed to and accepted in writing by Lessor.

     48. Joinder of Lessor. Lessor shall not be required to join in any contest referred to in section 17 unless any Legal Requirement requires that such contest be brought by or in the name of Lessor, in which event Lessor shall join in such contest or permit the same to be brought in its name, provided that (a) Lessee shall pay all expenses in connection therewith and indemnify and save harmless Lessor from and against the same and any loss, and (b) Lessor shall not be required to join in such contest or permit the same to be brought or continued in its name or to take any action in connection therewith if such contest or action would in Lessor's opinion be prejudicial to its best interest as owner of the Leased Property or otherwise.

     49. Occupant Agent for Service. Lessee hereby irrevocably constitutes and appoints such corporation, association, partnership, individual or other entity as from time to time shall be in actual possession of the Leased Property as the agent and attorney-in-fact of Lessee to accept service of process in any action, suit or proceeding by Lessor relating to this Lease or the Leased Property, and hereby irrevocably submits, for the purposes of any such action, suit or proceeding, to the jurisdiction of the courts of all jurisdictions in which the Leased Property is situated, provided that a copy of any process so served shall be mailed forthwith to Lessee as provided in section 50.

     50. Notices, etc. All notices, demands, requests and other instruments under this Lease shall be in writing, and shall be considered properly given if sent by United States registered or certified mail, postage prepaid, (a) if to Lessee, addressed to Lessee at 441 Stuart Street, Boston 16, Massachusetts, or at such other address as Lessee from time to time may have designated by written notice to Lessor, and (b) if to Lessor, addressed to Lessor at 200 Berkeley Street, Boston 17, Massachusetts,
Attention: City Mortgage Department, or at such other address as Lessor from time to time may have designated by written notice to Lessee.

     51. Definitions. As used herein the following terms have the following respective meanings:

     additional rent: as defined in section 3.

     affiliate: an entity controlling, controlled by or under common control with Lessee.

     Agreement: as defined in section 5.

     Basic Cost to Lessor: $19,856.39 plus the Cost of the New
Buildings from time to time as defined in the Agreement.

     Basic Rent: as defined in section 2.

     default: any failure on the part of Lessee to perform or comply with any of the provisions of this Lease, whether or not constituting an Event of Default.

     Event of Default: as defined in section 35.

     Impositions: all water, sewer and other rents, rates and charges, excises, levies, license fees, permit fees and other authorization fees and all other charges (in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen), of every character (including all penalties or interest thereon) which at any time during or in respect of any term of this Lease may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (a) the Leased Property or any part thereof or any rent therefrom or any estate, right or interest therein, or (b) any occupancy, use or possession of the Leased Property or any part thereof, other than any taxes, assessments (including, without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term of this Lease), and other than any franchise, capital stock or similar tax of Lessor, or any income or excess profits tax of Lessor determined on the basis of its general income or revenues or any estate, inheritance, succession, gift, capital levy or similar tax of Lessor.

     Insurance Requirements: all terms and provisions of each insurance policy covering or applicable to the Leased Property or any part thereof, all requirements of the issuers of all such policies, all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions), and all reasonable rules and regulations of John Hancock Mutual Life Insurance Company in respect of any risks required to be insured against by it hereunder as to which it is a self-insurer, applicable to or affecting the Leased Property or any part thereof or any use or condition of the Leased Property or any part thereof.

     Lease Modification Closing: as defined in the Agreement referred to in section 5.

     Leased Buildings: as defined in section 1.

     Leased Property: as defined in section 1.

     Legal Requirements: all statutes, codes, laws, acts, ordinances, by-laws, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Leased Property or any part thereof, or any of the streets, alleys, passageways, sidewalks, curbs, gutters, vaults and vault space adjoining the Leased Property or any part thereof, or any use, manner of use or condition of the Leased Property or any part thereof.

     Lessee's Equipment: all machinery (whether or not affixed to the Leased Buildings), furniture, furnishings, and other personal property, other than items for which the Lessor made reimbursement of the cost to the Lessee, not used or procured for use in connection with the operation, maintenance or protection of the Leased Buildings, as such, installed by Lessee in the Leased Buildings.

     Restoration: as defined in section 21.

     Taking: a taking of all or part of the Leased Property, or any interest therein or right accruing thereto, as the result of or in lieu of condemnation or eminent domain.

     term of this Lease; term hereof: the preliminary term of this Lease and the initial term of this Lease and any renewal term of this Lease for which Lessee shall have exercised its renewal option.

     52. Purchase of Leased Property. Lessee may, by written notice to Lessor given not more than thirty nor less than eighteen months prior to the end of the initial term or any renewal term of this Lease elect to have the Leased Property appraised by three qualified appraisers, one of whom shall be promptly selected by Lessor, one of whom shall be promptly selected by Lessee and one of whom shall be promptly selected by said two appraisers selected by Lessor and Lessee, which appraisers shall undertake, at Lessee's sole expense, to appraise the Leased Property at least by the thirtieth day before the beginning of the last year of the then current term of this Lease. Upon receipt of a written appraisal agreed upon in writing by at least two of said appraisers, Lessee may, by written notice to Lessor given prior to the beginning of such last year, elect and, subject to obtaining necessary approvals of regulatory authorities having jurisdiction, become obligated to purchase the Leased Property at any time designated in such notice during such last year and at least sixty days after the date of such notice, for a Purchase Price equal to the then value of the Leased Property as appraised by said appraisers, as aforesaid, which Purchase Price shall be increased by an amount equal to the net amount theretofore expended by Lessor to restore the Leased Property after any damage thereto or destruction or Taking thereof or successful assertion of title paramount thereto which occurred prior to such appraisal, and is reflected in such appraisal, and which Purchase Price shall be decreased by the appraised amount of any loss in value of the Leased Property due to any damage, destruction, successful assertion of title paramount or Taking referred to in sections 21, 23, 24 or 25 which occurred after such appraisal and is not reflected in such appraisal, to the extent that such loss has not been restored by Lessor, such appraised amount to be determined by said appraisers as soon as possible after the occurrence involving such decrease in value in the same manner as the Purchase Price was determined, provided, that such Purchase Price shall in no event be less than $250,000 if such purchase is made during the last year of the initial term of this Lease, nor less than $175,000 if such purchase is made during the last year of the first renewal term of this Lease, nor less than $100,000 if such purchase is made during the last year of the second renewal term of this Lease. If necessary approvals of regulatory authorities have not been obtained within 90 days of Lessee's notice of election, such election shall be voided without liability to Lessee or Lessor, and Lessee may elect, by written notice to Lessor given within 10 days after said 90-day period to extend this Lease for any renewal term or terms provided for in section 34 notwithstanding the fact that said notice would not otherwise be timely under said section 34.

     If Lessee shall so notify Lessor, Lessor shall, on the date designated in such notice, furnish to Lessee at the place to which service of notices upon Lessee is then to be given under section 50 of this Lease, a quitclaim deed to the Leased Property, conveying to Lessee a good and marketable title in fee simple to the Leased Property, free and clear of all mortgages, liens, charges, encumbrances, easements, conditions and rights of re-entry or forfeiture, subject only to: (a) this Lease; (b) matters, including, without limitation, those set forth in Schedule A hereto, existing at the date of this Lease; (c) all taxes, special assessments and Impositions and liens required to be paid as additional rent or otherwise or discharged by the Lessee under any of the provisions of this Lease; (d) acts done by the Lessee hereunder or by Lessor at the request of or with the consent of Lessee, and claims by persons claiming by, through or under the Lessee; and (e) all Takings, and all other matters, if any, to which this Lease is subject other than matters created by the Lessor hereunder or at the request of or with the consent of Lessor, and by persons, other than the Lessee and those claiming by, through or under the Lessee, claiming by, through or under the Lessor. If Lessor is unable, with the exercise of due diligence, to convey such title to Lessee, in addition to any other remedies conferred by law, Lessee may elect either (a) to take the title as it then is, and deduct from the Purchase Price liens or encumbrances of an ascertainable amount, or (b) to terminate its obligation to purchase the property, in which event the Lessee may (notwithstanding the fact that the Lessee may have elected to extend the term hereof, as provided in section 34) by notice in writing given to the Lessor within 3 months after the date of such failure, terminate this Lease as of the last day of any succeeding month, provided that not more than 6 full calendar months shall elapse between the date of such failure and the date of such termination or (c) to extend this Lease for any renewal term or terms as provided in section 34 upon written notice thereof given to Lessor within 2 months after the date of such failure or the earlier delivery by Lessor of written notice that it will so fail (notwithstanding the fact that such notice would not otherwise be timely under section 34). If such 2-month period extends beyond the end of any term of this Lease such term shall be deemed to be extended to the end of such period or the earlier election by Lessee so to extend this Lease.

     53. Miscellaneous. Wherever in this Lease it is provided that any act or thing shall require the consent or approval of the Lessor, such requirement shall be deemed to include a provision that such consent or approval shall not be unreasonably withheld. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This lease shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. The captions in this Lease are for convenience of reference only and shall in no way define, limit or describe any of the provisions of this Lease. This Lease may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument. The covenants and agreements of this Lease shall, subject to the provisions of this Lease, bind and inure to the benefit of Lessor, its successors and assigns, and Lessee, its successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.


                    JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
                                                       Lessor


Attest:   (CORPORATE SEAL)    Gordon E. Emerson, JR.
                                 Second Vice President


     R. L. McVie
          Assistant Secretary

Witness:

     Charles S. Perkins


                              MASSACHUSETTS ELECTRIC COMPANY
                                                  Lessee



Attest:   (CORPORATE SEAL)         R. Leigh Fitzgerald
                                             Vice President


     Joseph X. Corbett
                    Clerk


Witness:

     R. D. Hartshorne

THE COMMONWEALTH OF MASSACHUSETTS  }
COUNTY OF SUFFOLK                  } ss.


     On this 30th day of December, 1964, before me, appeared Gordon E. Emerson, Jr. and R. L. McVie, to me personally known, who being by me duly sworn, did say that they are the Second Vice President and Assistant Secretary, respectively, of John Hancock Mutual Life Insurance Company, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them on behalf of said corporation by authority of its Board of Directors, and the said Gordon E. Emerson. Jr. and R. L. McVie acknowledged said instrument to be the free act and deed of said corporation.


                                        THOMAS J. FOLEY
                                                  Notary Public,



                         (NOTARIAL SEAL)
                              My Commission expires


                                        THOMAS J. FOLEY
                                   Notary Public in and for
                              The Commonwealth of Massachusetts
                              My Commission Expires May 14, 1971

THE COMMONWEALTH OF MASSACHUSETTS  }
COUNTY OF SUFFOLK                  } ss.

     On this 30th day of December, 1964, before me, appeared R. Leigh Fitzgerald and Joseph X. Corbett, to me personally known, who being by me duly sworn, did say that they are the Vice President and Clerk, respectively, of Massachusetts Electric Company, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them on behalf of said corporation by authority of its Board of Directors, and the said R. Leigh Fitzgera1d and Joseph X. Corbett acknowledged said instrument to be the free act and deed of said corporation.



                              ROBERT D. HARTSHORNE, JR.,
                                             Notary Public.



                         (NOTARIAL SEAL)

                              My Commission expires
                              April 29, 1971

                            SCHEDULE A

     All and the same premises conveyed to John Hancock Mutual
Life Insurance Company, Grantee, by Massachusetts Electric
Company, Grantor, by deed dated December ____, 1964 duly recorded with Essex North District Registry of Deeds and therein described as follows:


     " ... a certain tract or parcel of land situated in North Andover, Essex County, Massachusetts, and shown on a plan entitled: "NEW ENGLAND POWER SERVICE COMPANY, PART OF NEW ENGLAND ELECTRIC SYSTEM, BOSTON, MASS. PLAN OF LAND IN NORTH ANDOVER, MASSACHUSETTS TO BE CONVEYED TO MERRIMACK-ESSEX ELECTRIC COMPANY BY GEORGE A. REA ET UX, SCALE 1"-200', DATE OCT. 24, 1957 L-6157", duly recorded with Essex North District Deeds, and bounded and described according to said plan as follows:

     Beginning at an iron rod on the Westerly side of Salem
Turnpike at the Southeasterly corner of land now or formerly of Florence B. Allicon;

     thence running S. 46 deg. 31' 48" E. by said Salem Turnpike,
1,058.95 feet to a stake at land now or formerly of Margaret R.
Simon;

     thence turning and running S. 57 deg. 46' W., 372.21 feet to a drill hole;

     thence turning and running S. 21 deg. 22' E., 164.49 feet to a drill hole;

     thence turning and running S. 23 deg. 17' 30" E., 26.94 feet to a drill hole;

     thence turning and running S. 16 deg. 06' E., 34.61 feet to a drill hole at land now or formerly of William Sheridan -- said last four (4) courses and distances being by said land of Simon;

     thence turning and running S. 72 deg. 12' 30" W., 600.76 feet to a drill hole;

     thence turning and running S. 71 deg. 29' 30" W., 313 feet to a drill hole at Chestnut Street--said last two (2) courses and distances being by said land of Sheridan;

     thence turning and running N. 21 deg. 20' 30" W., 231.06 feet to a drill hole;

     thence turning and running N. 20 deg. 15' W., 162.35 feet to a drill hole;

     thence turning and running N. 23 deg. 19' W., 221.90 feet to a drill hole;

     thence turning and running N. 21 deg. 11' W., 175.21 feet to a drill hole;

     thence turning and running N. 14 deg. 53' W., 176.14 feet to a drill hole;

     thence turning and running N. 20 deg. 29' W., 82.42 feet to a drill hole;

     thence turning and running N. 13 deg. 44' W., 66.12 feet to a drill hole;

     thence turning and running N. 8 deg. 50' W., 36.38 feet to a drill hole;

     thence turning and running N. 15 deg. 27' W., 38.64 feet to a drill hole;

     thence turning and running N. 26 deg. 12' W., 58.81 feet to a drill hole;

     thence turning and running N. 25 deg. 46' W., 100.03 feet to a drill hole;

     thence turning and running N. 31 deg. 33' 26" W., 123.19 feet to an iron pipe at land now or formerly of Agnes M. Kmiec -- said last twelve (12) courses and distances being by said
Chestnut Street;

     thence turning and running N. 80 deg. 10' 32" E. by said land of Kmiec, 474.86 feet to a point at said land of Allicon;

     thence turning and running S. 20 deg. 30' E., 120.80 feet to an iron rod;

     thence turning and running N. 76 deg. 35' E., 365.98 feet to the point of beginning said last two (2) courses and distances being by said land of Allicon.

     Containing according to said plan 31.4 acres of land.

     Being the same premises conveyed to Merrimack-Essex Electric
Company by George A. Rea and Charlotte P. Rea by deed dated
November 1, 1957 and recorded with said Deeds in Book 866, Page
107.

     Said Merrimack-Essex Electric Company merged with
Massachusetts Electric Company as of September 5, 1962. See
Confirmation of Merger recorded with said Deeds in Book 969, Page
1.

     Said parcel is conveyed together with all the Grantor's right, title and interest in and to Chestnut Street as shown on said plan and subject to an easement for drainage purposes conveyed to The Commonwealth of Massachusetts by George A. Rea and Charlotte P. Rea by Deed dated December 5, 1946 and recorded with said Deeds in Book 693, Page 170.

                                             Exhibit B-1(iii)



                 MASSACHUSETTS ELECTRIC COMPANY

              441 STUART STREET, BOSTON 16, MASS.
=================================================================


                                             September 6, 1966


John Hancock Mutual Life Insurance Company
200 Berkeley Street
Boston, Massachusetts

     Re: Purchase, Lease and Reimbursement Agreement dated December 30, 1964 between Massachusetts Electric Company and John Hancock Mutual Life Insurance Company.
          --------------------------------------------------

Dear Sirs:

     In accordance with our understanding, the following amendments are hereby proposed to the Agreement between us referred to above:

     1. Paragraph 12 of said Agreement is amended so that the figure "$3,000,000" in the second line thereof shall read "$3,500,000".

     2. Paragraph 13 of the said Agreement is amended to read as follows:

          "13. MODIFICATION OF LEASE. At the "Lease Modification Date", which shall be December 2, 1966, or the date of the final New Buildings Closing, if such be earlier, Hancock and the Company will enter into the Lease Modification with respect to the Lease, in the form of Exhibit B hereto, dated as of such Lease Modification Date, to include modifications of the Lease as follows:

                    The annual basic rental provided for the
              initial term in section 2 of the Lease shall be stated in item (x) thereof as an amount per annum during each year of the initial term of the Lease equal to $304,750 less $6,250 or a proportionate part thereof for each $100,000 or part thereof by which the Basic Cost to Lessor is less than $3,500,000; and the blank in item (y) thereof shall be filled in appropriately to provide for the payment of equal monthly installments of such rent.

John Hancock Mutual Life Insurance Company
Page 2
September 9, 1966


                    The Lease Modification shall be entered into
              on the Lease Modification Date at a "Lease
              Modification Closing" which shall take place at the office of Hancock, 200 Berkeley Street,
              Boston, Massachusetts, at 11:00 A.M., Boston time.

                    Concurrently with the execution of the Lease
              Modification, or at any time within 30 days thereafter, Hancock will, at the request of the Company, join with the Company in the execution and acknowledgment of a notice of lease evidencing the Lease as modified by the Lease Modification, in such form as Hancock and the Company may by such execution approve, and will take such further action as may be necessary to permit the recordation of such notice of lease in the appropriate registry of deeds."

     3.   The form LEASE MODIFICATION AGREEMENT attached to said
          Agreement as Exhibit B is amended by the addition of the following paragraph:


            "2.     Section 34.  Section 34 of the Lease is
                    modified and amended as follows:

                         In the second sentence of Section 34 the figure "$159,920" shall read "$173,500", the figure "2,464" shall read "$2,500"
                         and the figure '$3,000,000' shall read
                         '$3,500,000'."

     If the foregoing amendments are satisfactory to you, please sign the enclosed copy of this letter and return it to us whereupon the Agreement shall be deemed to have been so amended.

                              Very truly yours,

                              MASSACHUSETTS ELECTRIC COMPANY


                                   S/ A. E. Westwood
                              By: _______________________________
                                   A. E. Westwood, Treasurer

John Hancock Mutual Life Insurance Company
Page 2
September 9, 1966


Accepted:

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


          S/ J. A. Worthen
By: _______________________________
     Mortgage Loan Officer


September 9, 1966

                                                  Exhibit B-i(iv)


                 MASSACHUSETTS ELECTRIC COMPANY

              441 STUART STREET, BOSTON 16, MASS.
=================================================================


                                             November 30, 1966



John Hancock Mutual Life Insurance Company
200 Berkeley Street
Boston, Massachusetts 02117

     Re:  Purchase, Lease and Reimbursement Agreement dated
          December 30, 1964 between Massachusetts Electric
          Company and John Hancock Mutual Life Insurance
          Company, as amended September 9, 1966 (the "Agreement")
          -------------------------------------------------------

Dear Sirs:

     The following amendments to the Agreement between us referred to above are hereby requested:

     1. Paragraph 12 of said Agreement is further amended so that the figure "$3,500,000" in the second line thereof shall read "$3,750,000".

     2. Paragraph 13 of the said Agreement is further amended to read as follows:

          "13. MODIFICATION OF LEASE. At the "Lease Modification Date", which shall be January 1, 1967, or the date of the final New Buildings Closing, if such be earlier, Hancock and the Company will enter into the Lease Modification with respect to the Lease, in the form of Exhibit B hereto, dated as of such Lease Modification Date, to include modifications of the Lease as follows:

              The annual basic rental provided for the initial term in section 2 of the Lease shall be stated in item (x) thereof as an amount per annum during each year of the initial term of the Lease equal to "$322,775" less "$6,314" or a proportionate part thereof for each $100,000 or part thereof by which the Basic Cost to Lessor is less than $3,750,000; and the blank in item (y) thereof shall be filled in appropriately to provide for the payment of equal monthly installments of such rent.

John Hancock Mutual Life Insurance Company
Page 2
November 30, 1966


                    The Lease Modification shall be entered into
              on the Lease Modification Date at a 'Lease
              Modification Closing' which shall take place at the office of Hancock, 200 Berkeley Street,
              Boston, Massachusetts, at 11:00 A.M., Boston time.

                    Concurrently with the execution of the Lease
              Modification, or at any time within 30 days thereafter, Hancock will, at the request of the Company, join with the Company in the execution and acknowledgment of a notice of lease evidencing the Lease as modified by the Lease Modification, in such form as Hancock and the Company may by such execution approve, and will take such further action as may be necessary to permit the recordation of such notice of lease in the appropriate registry of deeds."

     3. Paragraph 15 of said Agreement is amended so that the dated "December 2, 1966" in each of the four places where it appears in said paragraph shall read "January 1, 1967" and so that the figure "$6,160" in the last sentence of said paragraph shall read:


            "2.     Section 34.  Section 34 of the Lease is
                    modified and amended as follows:

                         In the second sentence of Section 34 the figure '$159,920' shall read '$180,710', the figure '2,464' shall read "$2,525"
                         and the figure '$3,000,000' shall read
                         '$3,750,000'."

     If the foregoing amendments are satisfactory to you, please sign the enclosed copy of this letter and return it to us whereupon the Agreement shall be deemed to have been so amended.

                              Very truly yours,

                              MASSACHUSETTS ELECTRIC COMPANY


                                   S/ A. E. Westwood
                              By: _______________________________
                                   A. E. Westwood, Treasurer

John Hancock Mutual Life Insurance Company
Page 3
November 30, 1966


Accepted:

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


          S/ William E. Leary
By: ____________________________________
           Second Vice President


November 30, 1966

                                             Exhibit B-1(v)

                                                       1.

     LEASE MODIFICATION AGREEMENT, dated as of January 1, 1967, between John Hancock Mutual Life Insurance Company ("Lessor"), a Massachusetts corporation having its principal office and place of business at 200 Berkeley Street, in the City of Boston, County of Suffolk, The Commonwealth of Massachusetts, and Massachusetts Electric Company ("Lessee"), a Massachusetts corporation having its principal office and place of business at 441 Stuart Street, in the City of Boston, County of Suffolk, The Commonwealth of
Massachusetts:

     The Lease, dated December 30, 1964, between Lessor and
Lessee is hereby modified and amended as follows: -

     1.   Section 1.     Section 1 of the Lease is modified and
                         amended by substituting for the
                         paragraph therein beginning with the
                         words "For an initial term ..." the
                         following:

                         "For an initial term commencing as of
                         January 1, 1967 and expiring at midnight on December 31, 2001, unless this Lease shall sooner terminate as hereinafter provided; and"

     2.   Section 2.     Section 2 of the Lease is modified and
                         amended to read as follows:

          "2. Basis Rent. Lessee will pay to Lessor, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of private debts, at the City Mortgage Department of Lessor at 200 Berkeley Street, Boston 17, Massachusetts, or at such place or to such agent as Lessor from time to time may designate, an annual basic rental (over and above the other additional payments to be made by Lessee as hereinafter provided) of (x) $322,775 during the initial term of this Lease, payable in installments in advance, of (y) $26,897.92 as of the first day of the initial term of this Lease and on the first day of each succeeding calendar month. Such basis rental (or, if this Lease has been renewed as provided in section 34, the basic rental therein specified) is hereinafter sometimes referred to as the "Basic Rent". Except as otherwise specifically provided herein, the Basic Rent shall be due and payable to Lessor in each month during the entire respective terms of this Lease."

     3.   Section 34.    Section 34 of the Lease is modified and
                         amended to read as follows:

          In the second sentence of Section 34 the figure
          "159,920" shall read "$180,710", the figure "2,464"
          shall read "$2,525" and the figure "$3,000,000,000"
          shall read "$3,750,000".

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, all as of the day and year first above written but actually on the 3rd day of January, 1967.

                    JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
                                                   Lessor


                    By: _________________________________________



Attest:


_____________________________________
         Assistant Secretary


Witness:


______________________________________


______________________________________



                    MASSACHUSETTS ELECTRIC COMPANY,
                                            Lessee

                    ____________________________________
                                Treasurer

Attest:


s/ Joseph Carbett
_____________________________________




Witness:


______________________________________


______________________________________